UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Micron Technology, Inc.
(Name of Registrant as Specified in Its Charter)

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Micron Corporate Profile

Founded on October 5, 1978

Headquartered in
Boise, Idaho, USA

$27.7B
FY21 annual revenue

4th
Largest semiconductor company in the world, excluding IP/software revenue*

135
On the 2021 Fortune 500

48,500+
Patents granted and growing***

17
Countries**

11
Manufacturing sites*** and 14 customer labs**

~43,000
Team members**

*Gartner Market Share: Semiconductors by End Market, Worldwide, 2020. (April 2021)
**Micron data as of September 2, 2021
***Micron data as of November 19, 2021

Media Inquiries
mediarelations@micron.com

Government Inquiries
govaffairs@micron.com

Investor Inquiries
investorrelations@micron.com

It's All About Data

Data is today's new business currency, and memory and storage are a critical foundation for the data economy. Memory and storage innovations will help transform society and enable significant value *for all*.

Who We Are

Micron designs, develops and manufactures industry-leading memory and storage products. By providing foundational capability for AI and 5G across data center, the intelligent edge, and consumer devices, we unlock innovation across industries including healthcare, automotive and communications. Our technology and expertise are central to maximizing value from cutting-edge computing applications and new business models which disrupt and advance the industry.

Our Vision

As a global leader in memory and storage solutions, we are transforming how the world uses information to enrich life *for all*. By advancing technologies to collect, store and manage data with unprecedented speed and efficiency, we lead the transformation of data to intelligence. In a world of change, we remain nimble, delivering products that help inspire the world to learn, communicate and advance faster than ever.

Our Commitment

Our customers depend on our innovative solutions every day. We dedicate ourselves to demonstrating our environmental conscience, an inclusive team culture where all voices are heard and respected, and engaging in our communities to enrich life *for all*.

Global Product Portfolio

DRAM | NAND | NOR | Solid-State Drives | Graphics and High Bandwidth Memory (HBM) | Managed NAND and Multichip Packages

Connect with us on micron.com

© 2021 Micron Technology, Inc. Micron, the Micron orbit logo, the M orbit logo, Intelligence Accelerated™, and other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.
Products and specifications are subject to change without notice. Rev. 10/21 CCMMD-1707390403-3712

Fellow Micron Shareholders,

Fiscal 2021 represented a year of tremendous strategic progress. Disciplined operational execution amid pandemic-induced supply chain challenges, increased production efficiency, and deep customer collaboration enabled us to grow output to record levels and align new product development with key secular trends. We closed out the year with multiple fiscal-year records across our business, including record revenue across a diverse set of markets such as mobile, embedded, auto, and industrial, and we set an all-time high for NAND revenue.

These results reflected our transformational progress across several of our core strategies in fiscal 2021:

- **Technology Leadership**
  For the first time in Micron's history, we established technology leadership concurrently in both DRAM and NAND. Micron's 1-alpha DRAM and 176-layer NAND are the industry's most advanced nodes in high-volume production. Our rapid ramp of these technologies is already driving our portfolio and will improve our cost competitiveness in the months ahead. Our technology investments are creating a virtuous cycle of innovation-driven success. We are committed to continuing this investment, including in leading-edge extreme ultraviolet lithography (EUV) systems.

- **Product Leadership**
  We are transforming our technology leadership into differentiated solutions for our customers. Our approach to vertical integration and product development allows us to innovate for our customers' most complex challenges. We were the first to market with LP5X DRAM and uMCP5 managed NAND in mobile applications, as well as the industry's first functional safety-capable LP5 for automotive applications. Our mobile revenue record is driven by the compelling features our solutions deliver for our customers. We also strengthened our leadership position on high-density QLC NAND storage and moved our DRAM and SSD portfolios toward leadership datacenter solutions. Our wide range of solutions and commitment to quality focus enabled us to deliver record results in automotive and industrial markets.

Micron

We are transforming our technology leadership into differentiated solutions for our customers.

- **Financial Strength**
  Micron is exiting fiscal 2021 in a position of financial strength. We significantly reduced our leverage ratio to near all-time lows, established a strong liquidity position, and achieved investment-grade ratings from all three ratings agencies. In fiscal 2021, Fitch and Standard & Poor's both issued a positive outlook for Micron's debt. We also introduced a quarterly dividend that started in October 2021. The dividend reflects our confidence in our financial health and the strength of our business, and we believe we can grow the dividend over time. Looking ahead, we expect to deliver record revenue with solid profitability in fiscal 2022.

Broadly speaking, I am proud of the transformation we continue to make in our business. We have set challenging and forward-looking environmental, social, and governance goals and continuously track our progress against them. Our company culture, community leadership and business performance are being recognized globally, and we earned multiple industry awards this year. Recently, we were ranked by Fortune as one of the top 20 best places to work in manufacturing and production and recognized as one of the best workplaces in Asia.

Memory and storage are critical to the advancement of the modern digital economy that will define the future. Earlier this year, we announced our intent to invest more than $150 billion globally over the next decade in leading-edge memory manufacturing and research and development – including potential investment in fab expansion – to appropriately capitalize on the exponential demand growth for our products and to further strengthen our technology leadership. This is a transformative and historic opportunity for which Micron is uniquely positioned as the only U.S.-based memory and storage manufacturer. The solutions we make are critical to enabling modern economies and infrastructure, and Micron's portfolio and financial discipline have placed us in an excellent position to capture the value presented in the market. As memory and storage become increasingly important to the data economy, Micron is poised to leverage our global leadership role and invest in our ability to address anticipated market demand for innovative semiconductor solutions over the next decade.

The broad integration of artificial intelligence into all computing, proliferation of the intelligent edge, continued data center growth, and deployments of 5G networks create new and expanding opportunities for Micron. I look forward to leading Micron's creative and innovative team through the year ahead as we continue to advance the company's capabilities to provide technology solutions that truly enrich life *for all*.

Sincerely,

Sanjay

Sanjay Mehrotra
President and CEO

Memory and storage are critical to the advancement of the modern digital economy that will define the future.

Notice of Fiscal 2021 Annual Meeting of Shareholders
January 13, 2022
To the Shareholders:

NOTICE IS HEREBY GIVEN that the Fiscal 2021 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation, will be held virtually on January 13, 2022, at 9:00 a.m., Pacific Standard Time, for the purposes listed below. As used herein, “we,” “our,” “us,” “the Company,” and similar terms refer to Micron Technology, Inc., unless the context indicates otherwise.

1.    To elect eight directors to serve for the ensuing year and until their successors are elected and qualified;
2.    To approve on a non-binding basis the compensation of our Named Executive Officers;
3.    To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 1, 2022; and
4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on November 19, 2021 are entitled to receive notice of and to vote at the meeting and any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, for the ten-day period immediately preceding the date of the meeting, upon request to corporatesecretary@micron.com, including proof of stock ownership. The list will also be available during the meeting at www.virtualshareholdermeeting.com/MU2021.

The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, unless otherwise requested, we are sending our shareholders a notice regarding the availability of this Proxy Statement, our Annual Report on Form 10-K for fiscal 2021, and other proxy materials via the Internet (the “Notice”). This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment, and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Due to the continuing public health impact of the coronavirus disease 2019 (“COVID-19”) pandemic and to support the health and well-being of our employees and shareholders, we are pleased to provide shareholders with the opportunity to participate in the annual meeting online via the Internet in a virtual-only meeting format to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the annual meeting at www.virtualshareholdermeeting.com/MU2021, where you will also be able to submit questions and vote online. You will not be able to attend the meeting at a physical location.

To ensure your representation at the meeting, you are urged to vote, whether or not you attend the meeting. You may vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, date, and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy card for additional details. Shareholders attending the meeting may vote using the virtual meeting platform even if they have already submitted their proxy, and any previous votes that were submitted by the shareholder, whether by Internet, telephone, or mail, will be superseded by the vote that such shareholder casts at the meeting.

By Order of the Board of Directors
Boise, Idaho December 2, 2021	Joel L. Poppen Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

TABLE OF CONTENTS

Proxy Section	Page	Frequently Requested Information	Page

Information Concerning Solicitation and Voting	1	Auditor Fees	62
Proposal 1 – Election of Directors	4	Beneficial Ownership Table	64
Certain Relationships and Related Transactions	21	Board Diversity Matrix	13
Director Compensation	22	Board Leadership	18
Executive Compensation and Related Information	25	CEO Pay Ratio	57
Proposal 2 – Say-on-Pay	25	Compensation Consultant	34
Compensation Discussion and Analysis	27	Director Biographies	6
Compensation Committee Report	49	Director Independence	18
Summary Compensation Table	50	Director Skills and Experience Matrix	5
Grants of Plan-Based Awards	52	Director Stock Ownership Guidelines	23
Outstanding Equity Awards	54	Director Tenure	12
Option Exercises and Stock Vested	56	Diversity, Equality, and Inclusion	14
Nonqualified Deferred Compensation	56	Financial Performance	27
Chief Executive Officer Pay Ratio	57	Human Capital and Culture	14
Potential Payments Upon Termination or Change In Control	57	Pay-for-Performance	33
Equity Compensation Plan Information	61	Peer Group	35
Audit Committee Matters	62	Perks	50
Proposal 3 – Ratification of Appointment of PwC	62	Related Party Transactions	21
Principal Shareholders	64	Sustainability	15
Notice of Electronic Availability of Proxy Materials	65
Incorporation by Reference of Certain Financial Information	65
Householding of Proxy Statements and Annual Reports	65
Cautionary Note on Forward-Looking Statements	66
Deadline for Receipt of Shareholder Proposals	66

PROXY STATEMENT
FISCAL 2021 ANNUAL MEETING OF SHAREHOLDERS

January 13, 2022
9:00 a.m. Pacific Standard Time
____________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc. (the “Board”), for use at the Fiscal 2021 Annual Meeting of Shareholders to be held on January 13, 2022, at 9:00 a.m., Pacific Standard Time, or at any adjournment or postponement thereof (the “Annual Meeting”). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of Fiscal 2021 Annual Meeting of Shareholders. The Annual Meeting will be held via a live webcast, and there will not be a physical meeting location. You will be able to attend the annual meeting online and to vote your shares electronically on the virtual meeting platform by visiting www.virtualshareholdermeeting.com/MU2021 and entering the 16-digit control number included in our Notice, on your proxy card, or in the instructions that accompanied your proxy materials. Shareholders will be able to submit questions during the annual meeting using the virtual meeting platform. Relevant questions submitted during the annual meeting will be addressed after the annual meeting in the Investor Relations section of our website at www.micron.com.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the Annual Meeting. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page. We will have technicians available to assist you.
This Proxy Statement and related proxy card are first being distributed on or about December 2, 2021, to all shareholders entitled to vote at the meeting.

Shareholders can vote their shares using one of the following methods:

•Vote through the Internet at www.proxyvote.com, using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card, or voting instruction card;

•Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

•Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

•Attend the meeting and vote electronically on the virtual meeting platform.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 12, 2022.

Record Date

Shareholders of record at the close of business on November 19, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting online or by delivering to us a written notice of revocation at Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716-9632 or corporatesecretary@micron.com or another duly executed proxy bearing a date later than the earlier given proxy but prior to the date of the Annual Meeting.

Solicitation

We will bear the cost of solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers, and employees, without additional compensation, personally or by telephone or Internet. We intend to use the services of D.F. King & Co., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees paid by us for these services will be approximately $12,500.

Outstanding Shares

We have one class of stock outstanding, common stock, $0.10 par value per share (the “Common Stock”). As of the Record Date, 1,120,169,749 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

Under the Delaware General Corporation Law, our Restated Certificate of Incorporation, and our Amended and Restated Bylaws (“Bylaws”), each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters. The required quorum for the transaction of business at the Annual Meeting is a majority in voting power of shares of our Common Stock issued and outstanding on the Record Date and entitled to vote thereat, present in person or represented by proxy. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for the purposes of establishing a quorum. Broker non-votes will also be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be included in the tabulation of the voting results with respect to voting results for the election of directors and other non-routine matters.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder or “beneficial owner.” A broker or nominee holding shares for a beneficial owner may not vote on matters relating to the election of directors or other non-routine matters unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner’s shares on Proposals 1 and 2 and such shares will be considered “broker non-votes” for such proposals. Brokers or nominees may vote a beneficial owner’s shares on Proposal 3.

Directors will be elected if the number of votes “FOR” a particular director exceeds the number of votes “AGAINST” that same director, with abstentions and broker-non votes not counted as a vote “FOR” or “AGAINST” that director’s election. With respect to all other items of business, the “FOR” vote of the holders of a majority of the voting power of the shares of Common Stock attending online in person or represented by proxy is required in order for such matter to be considered approved by the shareholders. For such non-routine matters, abstentions will have the same effect as voting against such items of business, but broker non-votes will not be counted in the tabulation of results. For routine matters, abstentions and broker non-votes will have the same effect as voting against such items of business.
2 | 2021 Proxy Statement

Voting of Proxies

The shares of Common Stock represented by all properly executed proxies received by 11:59 P.M. Eastern Standard Time, on January 12, 2022 will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed proxy timely received by us, the shares of Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR a non-binding resolution to approve the compensation of our Named Executive Officers as described in this Proxy Statement, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 1, 2022, and (iv) in the discretion of the proxy holders for such other business which may properly come before the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

•All directors elected annually by a simple majority of votes cast •Independent Board Chair •Seven of eight director nominees are independent

BOARD RECOMMENDATION

Our Board of Directors is presenting eight nominees for election as directors at the Annual Meeting. Each of the nominees is currently a member of our Board and, other than Ms. Haynesworth (who joined our Board in February 2021), was elected to our Board at the Fiscal 2020 Annual Meeting of Shareholders. Each director elected at the Annual Meeting will serve until our Fiscal 2022 Annual Meeting of Shareholders and until a successor is duly elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors, or our Board may choose to reduce its size.

VOTE REQUIRED FOR APPROVAL

Each director nominee will be elected as a director if such nominee receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director).

If a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, Delaware law provides that the director would continue to serve on our Board of Directors as a holdover director. However, under our Bylaws, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board. The Governance and Sustainability Committee will then make a recommendation to our Board on whether to accept or reject the resignation or whether other action should be taken. Our Board will act on the Governance and Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Any director who offers to tender his or her resignation will not participate in the Board’s or the Governance and Sustainability Committee’s decision.

4 | 2021 Proxy Statement

SUMMARY OF SKILLS AND EXPERIENCE OF DIRECTOR NOMINEES

The following table highlights the specific skills, experience, qualifications and attributes that each of the director nominees brings to the Board. A particular director nominee may possess other skills, experience, qualifications or attributes even though they are not indicated below.

Skills and Experience	Richard M. Beyer	Lynn A. Dugle	Steven J. Gomo	Linnie Haynesworth	Mary Pat McCarthy	Sanjay Mehrotra	Robert E. Switz	MaryAnn Wright
Independence	•	•	•	•	•		•	•
Multinational experience	•	•	•	•	•	•	•	•
Executive leadership (public or private)	•	•	•	•	•	•	•	•
Research and development	•	•		•		•	•	•
Technology industry	•	•	•	•	•	•	•	•
Corporate strategy	•	•	•	•	•	•	•	•
Corporate development			•			•	•	•
Corporate governance			•		•	•	•	•
Operations	•	•		•		•	•	•
Marketing	•
Cybersecurity		•		•
Other public board service	•	•	•	•	•	•	•	•
Finance	•	•	•		•	•	•	•
Auditing / accounting			•		•

Nominees For Election

Board of Directors

Richard M. Beyer Independent	Professional Experience
	-	Chairman and Chief Executive Officer of Freescale Semiconductor, Inc. from 2008 through June 2012; director from 2008 to 2013.
	-	Prior to Freescale, Mr. Beyer was President, Chief Executive Officer and a director of Intersil Corporation from 2002 to 2008.
	-	Mr. Beyer previously served in executive management roles at FVC.com, VLSI Technology, and National Semiconductor Corporation, and served three years as an officer in the United States Marine Corps.
	-	Within the past five years, Mr. Beyer served on the Board of Directors of Dialog Semiconductor, Microsemi Corporation, and Analog Devices, Inc.
Other Current Public Company Directorships
	-	None
Board Skills, Qualifications, and Expertise
Mr. Beyer’s experience as the Chief Executive Officer and a director at leading technology companies provides our Board expertise in the technology industry and also in corporate strategy, financial management, operations, marketing, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Beyer to serve as a member of our Board of Directors.
Age 73 | Director Since 2013 | Committees Compensation (Chair), Governance and Sustainability, Security

Lynn A. Dugle Independent	Professional Experience
	-	Chairman, Chief Executive Officer, and President of Engility Holdings Inc., an NYSE-listed engineering services firm, from 2016 to 2019.
	-	Prior to Engility, Ms. Dugle was Vice President, President of Intelligence and Information Systems of Raytheon Company from 2009 to 2015.
	-	Within the past five years, Ms. Dugle served on the Board of Directors of State Street Corporation.
Other Current Public Company Directorships
	-	First Light Acquisition Group, Inc. (advisor partner)
	-	TE Connectivity Ltd.
	-	KBR, Inc.
Board Skills, Qualifications, and Expertise
Ms. Dugle’s experience as chairman and chief executive officer of a public engineering services firm and senior officer of a leading public technology company provides our Board expertise in information, technology, cybersecurity, corporate strategy, operations, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Ms. Dugle to serve as a member of our Board of Directors.
Age 62 | Director Since 2020 | Committees Audit, Security (Chair)
6 | 2021 Proxy Statement

Board of Directors

Steven J. Gomo Independent	Professional Experience
-
Executive Vice President, Finance and Chief Financial Officer from October 2004 until his retirement in December 2011, and Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004 at NetApp, Inc., a storage and data management company.

Other Current Public Company Directorships
	-	Nutanix, Inc.
	-	Enphase Energy, Inc.
Board Skills, Qualifications, and Expertise
Mr. Gomo’s experience as the chief financial officer of a public technology company provides our Board expertise in the technology industry, particularly in the areas of finance, accounting, treasury, investor relations, and securities, which contribute valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Mr. Gomo to serve as a member of our Board of Directors.
Age 69 | Director Since 2018 | Committees Audit (Chair), Finance

Linnie Haynesworth Independent	Professional Experience
	-	Sector Vice President, Cyber and Intelligence Mission Solutions Division from January 2016 to 2019, and Sector Vice President and General Manager from December 2013 to 2019 at Northrop Grumman, a defense and space company.
Other Current Public Company Directorships
	-	Truist Financial Corporation
	-	Automatic Data Processing, Inc.
Board Skills, Qualifications, and Expertise
Ms. Haynesworth’s experience as the sector vice president and general manager of a public defense and space company provides our Board expertise in technology integration, cybersecurity, enterprise strategy, risk management, and large complex system development, delivery, and deployment, and contributes valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Ms. Haynesworth to serve as a member of our Board of Directors.
Age 64 | Director Since 2021 | Committees Governance and Sustainability, Security

Board of Directors

Mary Pat McCarthy Independent	Professional Experience
	-	Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax, and advisory services firm, from July 1998 until her retirement in December 2011. Ms. McCarthy joined KMPG in 1977, became a partner in 1987, and held numerous senior leadership positions with the firm during her tenure.
	-	Within the past five years, Ms. McCarthy served on the Board of Directors of Andeavor Corporation and Mutual of Omaha.
Other Current Public Company Directorships
	-	Palo Alto Networks, Inc.
Board Skills, Qualifications, and Expertise
Ms. McCarthy’s experience advising numerous companies on financial and accounting matters as a Certified Public Accountant (ret.) provides our Board deep technical expertise in financial and accounting matters, and contributes valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Ms. McCarthy to serve as a member of our Board of Directors.
Age 66 | Director Since 2018 | Committees Audit, Finance (Chair)

Sanjay Mehrotra Chief Executive Officer	Professional Experience
	-	Mr. Mehrotra has served as Micron’s President, Chief Executive Officer, and Director since May 2017.
-
Prior to that, Mr. Mehrotra co-founded and led SanDisk Corporation as a start-up in 1988 until its eventual sale in May 2016, serving as its President and Chief Executive Officer from January 2011 to May 2016 and as a member of its Board of Directors from July 2010 to May 2016.

	-	Within the past five years, Mr. Mehrotra served on the Board of Directors of Cavium, Inc. and Western Digital Corp.
Other Current Public Company Directorships
	-	CDW Corporation
Board Skills, Qualifications, and Expertise
Mr. Mehrotra has 41 years of experience in the semiconductor memory industry, and as a co-founder of SanDisk, he offers a unique perspective on the industry and has significant senior leadership and technological expertise. In addition, Mr. Mehrotra’s experience provides our Board expertise in finance, corporate development, corporate governance, and business strategy, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Mehrotra to serve as a member of our Board of Directors.
Age 63 | Director Since 2017 | Committee Finance
8 | 2021 Proxy Statement

Board of Directors

Robert E. Switz Independent, Chair of the Board	Professional Experience
	-	President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of network infrastructure products and services, from August 2003 until December 2010 and Chairman from 2008 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions.
	-	Within the past five years, Mr. Switz served on the Board of Directors of Gigamon, Inc.
Other Current Public Company Directorships
	-	Marvell Technology Group Ltd.
	-	FireEye, Inc.
Board Skills, Qualifications, and Expertise
Appointed Chair of Micron’s Board of Directors in 2012, Mr. Switz’s experience as Chief Executive Officer and Chairman of a leading technology company and history and leadership on Micron’s Board provide the Board expertise in the technology industry as well as international business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Switz to serve as a member of our Board of Directors.
Age 75 | Director Since 2006 | Committees Compensation, Governance and Sustainability

Board of Directors

MaryAnn Wright Independent	Professional Experience
-
Group Vice President of Engineering and Product Development of Johnson Controls International (“JCI”) from 2013 to 2017. Ms. Wright also served as Vice President and General Manager for Johnson Controls’ Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 to 2009.

	-	Prior to joining JCI, Ms. Wright served in the Office of the Chair and was EVP Engineering, Sales and Program Management at Collins & Aikman from 2006 to 2007.
-
Prior to that, Ms. Wright held several executive positions at Ford Motor Company, including Chief Engineer, from 2003 to 2005, and Director of Sustainable Mobility Technologies and Hybrid and Fuel Cell Vehicle Programs from 2004 to 2005.

	-	Within the past five years, Ms. Wright served on the Board of Directors of Maxim Integrated Products, Inc. and Delphi Technologies.
Other Current Public Company Directorships
	-	Group 1 Automotive, Inc.
	-	Brunswick Corporation
Board Skills, Qualifications, and Expertise
Ms. Wright’s extensive experience in, and knowledge of, the automotive industry (OEM and Tier 1 supplier), public board experience and her expertise in vehicle, advance powertrain, and energy storage system technologies, provide our Board expertise in the technology industry as well as business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Ms. Wright to serve as a member of our Board of Directors.
Age 59 | Director Since 2019 | Committees Compensation, Governance and Sustainability (Chair)

There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends voting “FOR” approval of the nominees listed above.
10 | 2021 Proxy Statement

Director Nominations and Board Refreshment and Diversity

Nomination Process

The Governance and Sustainability Committee regularly reviews the appropriate size and composition of the Board, including by anticipating vacancies and required expertise for the effective oversight of the Company. In evaluating the existing Board and any desired characteristics of potential nominees, the Governance and Sustainability Committee considers the knowledge, experience, integrity, and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board, and their ability to devote sufficient time and effort to their duties as directors. The Governance and Sustainability Committee considers the following experience particularly relevant: experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government, and education that may be of significant assistance to us and our operations; familiarity with accounting rules and practices; and “independence” as defined and required by the Listing Rules of the Nasdaq Stock Market LLC (“Nasdaq”) and relevant rules and regulations of the Securities and Exchange Commission (“SEC”). The Governance and Sustainability Committee then recommends the best candidates to the Board.

When the Board of Directors decides to add directors to the Board, the Governance and Sustainability Committee works with a third party executive search firm to assist them in identifying and evaluating potential candidates.

Although the Governance and Sustainability Committee has not established specific diversity guidelines, the Board seeks to maintain a balance of perspectives, qualities, and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political, and social environments in which we operate and to enhance Micron’s performance. Accordingly, the Governance and Sustainability Committee takes into account the personal characteristics, experience, and skills of current and prospective directors, including gender, race, and ethnicity, to ensure that our Board comprises a broad range of perspectives, and measures success by the range of viewpoints represented on the Board.

Shareholder Recommendations of Director Candidates

Our Bylaws permit shareholders to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected. A shareholder may recommend a director candidate to the Governance and Sustainability Committee by delivering a written notice to our Corporate Secretary at our principal executive offices and including the following in the notice: the name and address of the shareholder as they appear on our books or other proof of share ownership; the number of shares of our Common Stock beneficially owned by the shareholder as of the date the shareholder gives written notice; a description of all arrangements or understandings between the shareholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the shareholder; the name, age, business address, and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; the principal occupation or employment of the director candidate; the number of shares of our Common Stock beneficially owned by the director candidate; the consent of the director candidate to serve as a member of our Board of Directors if appointed or elected; and any other information required to be disclosed with respect to a director nominee in solicitations for proxies for the election of directors pursuant to our Bylaws and the applicable rules of the SEC.

The Governance and Sustainability Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. Shareholders recommending candidates for consideration by our Board in connection with the next annual meeting of shareholders should submit their written recommendation no later than one hundred twenty (120) calendar days in advance of the date of our Proxy Statement released in connection with the previous year's annual meeting of shareholders. The Governance and Sustainability Committee will evaluate director candidates recommended by shareholders for election to our Board in the same manner and using the same criteria as it uses for any other director candidate. If the Governance and Sustainability Committee determines that a shareholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of shareholders.

Proxy Access

Our Bylaws permit up to 20 shareholders owning continuously for at least three years shares representing in the aggregate at least 3% of the total voting power of the Company’s outstanding common stock to nominate and include shareholder-nominated director candidates in our proxy materials for annual meetings of shareholders. A shareholder, or group of not more than 20 shareholders (collectively, an “eligible shareholder”), meeting specified eligibility requirements is generally permitted to nominate the greater of (i) two director nominees or (ii) 20% of the number of directors on our Board. Use of the proxy access process to submit shareholder nominees is subject to additional eligibility, procedural, and disclosure requirements set forth in Article II, Section 11 of our Bylaws. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print without charge upon request to corporatesecretary@micron.com.

Other Director Nominations

Shareholders who wish to nominate a person for election as a director in connection with an annual meeting of shareholders (as opposed to making a recommendation to the Governance and Sustainability Committee as described above) and who do not intend for the nomination to be included in our proxy materials pursuant to the proxy access process described above must comply with the advance notice requirement set forth in Article II, Section 11 of our Bylaws.

Board Refreshment and Diversity

The Board believes that periodic Board refreshment can provide new experiences and fresh perspectives to our Board and is most effective if it is sufficiently balanced to maintain continuity among Board members that will allow for the sharing of historical perspectives and experiences relevant to the Company. Our Board seeks to achieve this balance through its director succession planning process, as well as in response to the annual Board and individual director assessment process discussed below.

In February 2021, our Board appointed Ms. Linnie Haynesworth as a director. Ms. Haynesworth brings valuable insights and experience to our Board, including extensive experience in and knowledge of technology integration, cybersecurity, enterprise strategy, risk management, and large complex system development, delivery, and deployment. With the appointments of Ms. Haynesworth in 2021, Ms. Dugle in 2020, Ms. Wright in 2019, and Ms. McCarthy and Mr. Gomo in 2018, our Board refreshed its composition while maintaining institutional knowledge with directors of varying lengths of tenure.

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The Governance and Sustainability Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix (as of September 2, 2021)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

In addition, one of our directors is a veteran of the U.S. military.

The Board’s Role and Responsibilities

Shareholder Engagement

We are committed to engaging with our shareholders and soliciting their views and input on important matters, including performance, executive compensation, governance, and environmental, social, and human capital management.

•Our directors periodically engage directly with our shareholders by participating in shareholder outreach.

•Members of our management team, together with our investor relations, sustainability and legal teams, maintain an active dialogue with shareholders throughout the year to obtain their input on key matters, and keep our management and Board informed about the issues that matter most to our shareholders.

•The Compensation Committee and Governance and Sustainability Committee routinely review our executive compensation design and governance practices and policies, with an eye towards continual improvement and enhancements. Our investor relations team updates the Board concerning shareholder input on these issues, allowing the Board and its committees to take shareholder input into account when setting pay and governance practices.

In fiscal 2021, our discussions with investors covered a variety of topics, including our response to COVID-19, environmental and social topics including diversity issues and our efforts to support social justice as well as our environmental goals, enhanced disclosures in our 2021 Sustainability Report that included investor-oriented

Sustainability Accounting Standards Board disclosures, Board composition and refreshment efforts (including the recent additions to our Board), and executive compensation.

Human Capital and Culture

We believe our people are our most important resource and a critical driver of our competitive advantage. We also believe that our best innovation springs from our team members’ diverse experiences, perspectives, and backgrounds. Our Board considers the creation and maintenance of a diverse and inclusive environment to be a crucial element of the Company’s business strategy, including effectively addressing customer, shareholder, and other stakeholder needs, and believes each Micron hire is an opportunity to enhance the competencies, skills, talent, experience, and perspectives in our Company with diverse perspectives, backgrounds, and viewpoints. The Board has tasked the Company’s management team with taking a proactive approach to diversity, equality, and inclusion, and periodically reviews our programs and processes to ensure continual improvement. In addition to this proactive approach to improving our Company, the Board encouraged the Company to commit resources to the well-being of our communities across the globe. In fiscal 2021, we committed a percentage of our cash investments, about $280 million, to be managed by financial institutions owned by underrepresented groups — a goal we exceeded this year. These investments will have a multiplying effect on the economies of underrepresented communities. We also awarded each of Micron’s ten employee resource groups (“ERGs”) $50,000 to distribute to charities. These awards empowered our ERGs to direct resources and investments to further uplift the communities where team members live and work, and they distributed $500,000 across 19 nonprofits.

Diversity

Our Board believes a diverse workforce is a competitive advantage and that diverse teams drive more innovation, delivering value to our customers and increased returns to shareholders. We believe diverse teams expand creativity and problem-solving, lead to better decision-making, and enhance team member engagement and retention. Encouraged by our Board, we actively pursue a diverse talent pool using advanced technologies and inclusive hiring practices, and we partner with universities around the world to help us grow a workforce that reflects our customers and our communities.

Equality

We believe our vision to enrich life for all includes how we compensate our employees. We analyze our global compensation and benefits to ensure opportunities for all employees because our People value makes it essential we pay everyone fairly. In fiscal 2021, we achieved comprehensive global pay equity for all employees in total compensation across base, bonuses, and stock rewards. We have a regular review cadence for pay globally—including base pay and stock awards. If we find gaps during the review, we fix them. We work with a third-party and use dynamic technology to help us analyze and understand our pay variances and adjust when needed. Historically, our pay equity study has focused on gender globally. We have expanded our study to focus on all underrepresented groups: women and people with disabilities globally and veterans, Blacks, and Hispanics in the United States. We are committed to pay equity for all.

We have introduced training on inclusion allyship, inviting our global employees to learn from various underrepresented groups about the challenges and injustices they face as a result of their differences. These trainings help our employees and leaders understand, recognize, and overcome the unconscious biases we all have. We have also added an inclusion advocate in talent review meetings. The inclusion advocate listens carefully for unconscious bias, calls any to the attention of the team, and challenges unfair assumptions to ensure decisions regarding promotions, rotation assignments, access to training and other advancement opportunities are determined fairly.

We also provide grants to minority-owned businesses to help underrepresented businesses have equitable opportunities, which also creates a multiplying effect on the economies of those communities.

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Inclusion

We believe that creating an inclusive culture at Micron helps us unleash the human potential of our team members, so everyone feels seen, heard, valued, and respected. These values help us create an environment where team members know they can bring their whole selves to work developing the next solution for data storage, health care technology, self-driving cars, or whatever our applications need to do to drive technology forward. In fiscal 2021, we set a goal of having all team members complete inclusion ally training, led by our various ERGs. Almost all our team members — 99.9% — completed the course, and thousands completed more than one course because they understand the importance of active allyship.

Please see our Diversity, Equality & Inclusion Report 2020, available at micron.com/DEI, for more information about how we are ensuring diversity, equality, and inclusion are part of our Company’s global DNA, expanding to a global focus, especially in Asia. Our Diversity, Equality & Inclusion Report 2020 and the information at or accessible through our website, are not part of or incorporated by reference into this Proxy Statement.

Sustainability

Our commitment to understanding and addressing environmental, social, and governance (“ESG”) issues along our value chain and in our communities is a critical part of our culture and our vision to transform how the world uses information to enrich life for all. Our Board considers ESG issues to be an integral part of its business oversight and our corporate strategy, and has encouraged a proactive approach toward mitigating our impact on the environment, supporting our team members and the communities in which they live, respecting human rights, driving transparency and accountability in our supply chain, and developing innovative products that support a sustainable future. We have developed and are executing on a sustainability strategy in response to these issues that leverages our leading products, responsible sourcing and operations, and engaged team members.

The Board, supported by the Governance and Sustainability Committee and other Board committees as needed, oversees and monitors the development and integration of this strategy, and regularly reviews sustainability performance. Board oversight includes, but is not limited to, material ESG trends and related long and short-term impacts of the Company’s operations, supply chains, and products, as well as the Company’s activities and annual public reporting on these topics directed by the Company’s Sustainability Council, sustainability staff, and various teams implementing the Company’s sustainability efforts.

The Governance and Sustainability Committee reviews and discusses ESG issues at each regularly-scheduled committee meeting. Discussions and reports to the Committee include information about significant ESG issues, such as observations from consultations with team members, customers, investors, and other stakeholders about their interests and expectations for us; our social and environmental impacts and benefits; and the impacts of these issues on our business. Over the past year, the Governance and Sustainability Committee reviewed the implementation of our first-ever long-term environmental goals and aspirations. We expect to allocate about $1 billion of capital expenditures to support these goals, though we cannot guarantee that our environmental goals and aspirations set forth below will be realized. These goals and initiatives have been developed based in part on feedback from investors, customers, and current and prospective team members, and are a critical component of our management of evolving physical, regulatory, market, supply chain, and other risks and opportunities related to climate change, water availability, and other ESG issues.

Our Environmental Goals and Aspirations
	Goals	Aspirations
Emissions:	75% reduction in greenhouse gas emissions per unit in calendar year 2030 vs. calendar year 2018	Carbon neutral
Energy:	100% renewable energy in U.S. operations in calendar year 2025	100% renewable energy worldwide, where available
Water:	75% water reuse, recycling, or restoration in calendar year 2030	100% water reuse, recycling, or restoration
Waste:	95% reuse, recycle, and recovery and zero hazardous waste to landfill in calendar year 2030*	100% reuse, recycle, and recovery and zero waste to landfill
* Subject to alternate disposal vendor availability

In fiscal 2021, the Board also reviewed:

•our annual sustainability report content and processes, which in fiscal 2021 included indexes and information aligning with the Sustainability Accounting Standards Board (“SASB”) semiconductor industry standard and Taskforce on Climate-related Financial Disclosures (“TCFD”), supporting investor requests to align with the SASB standard and TCFD recommendations;

•our responsible sourcing and human rights efforts, including our conflict minerals report outlining our response to human rights and other concerns related to mineral sourcing as well as our annual modern slavery and human trafficking statement;

•our human capital initiatives, including our talent acquisition, retention, and development policies and practices; and

•findings from team member, customer, investor and other stakeholder engagement exercises.

We strive to make a positive impact on our team members, the communities in which we operate, and the planet, as well as our customers’ sustainability performance. We plan to continue regular consultation with stakeholders regarding environmental and social issues and report annually on our progress in these efforts. Our 2021 Sustainability Report, available at micron.com/sustainability, includes more details about the ways we are committed to sustainable practices and supporting our global community. Our Sustainability Report, and the information at or accessible through our website, are not part of or incorporated by reference into this Proxy Statement.

Risk Assessment and Mitigation

We operate in a dynamic economic, social, and political landscape, making structured and conscientious risk management more important than ever. Our Board reviews and oversees our Enterprise Risk Management (“ERM”) program, which is a unified approach to risk management that helps us achieve a shared understanding of risks and make informed business decisions. This approach enhances our capability to address future events that create uncertainty and respond in an efficient and effective manner. It also facilitates prompt action to mitigate identified risks and embeds risk management into our culture.

The Board has delegated primary oversight of our ERM process to the Audit Committee, which conducts reviews of our risk assessment and ERM policies as described below, including overseeing the management of risks related to financial reporting and compliance. Other Board committees provide additional insights into our ERM program in the areas of their core competencies, and report to the Board regularly on matters relating to the following specific areas of risk the committees oversee:

•The Compensation Committee oversees management of risks relating to our compensation plans and programs.
16 | 2021 Proxy Statement

•The Finance Committee oversees the Company’s strategies for management of significant financial risks.

•The Governance and Sustainability Committee oversees risks associated with the Board of Directors’ governance, director independence, and the Company’s human capital programs and sustainability initiatives.

•The Security Committee oversees risks associated with physical security and cybersecurity.

ERM Process

We designed our ERM program to clearly identify risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue, and facilitate risk response and mitigation strategies. The Audit Committee plays a key role in this process, and the full Board conducts periodic reviews.

•As an initial step, our Risk Advisory Services representative meets periodically with business unit and functional area heads to identify significant financial and nonfinancial risk exposures and to develop risk mitigation measures and contingency plans.

•After we collect data from stakeholders throughout the Company, our Risk Advisory Services representative summarizes the results of these meetings and creates a consolidated risk profile.

•Our Risk Advisory Services representative then reviews this risk profile with our senior management, seeking input and agreement on mitigation and response strategies. This process is iterative, and repeats as significant risks are added to, or are removed from, the ERM program.

•Our Risk Advisory Services representative attends quarterly Audit Committee meetings, where the Audit Committee reviews our risk profile and mitigation and response strategies, as well as our progress toward mitigating identified risks. This process repeats for the full Board periodically.

•After incorporating input from the Audit Committee and/or the full Board, Risk Advisory Services designs our internal audit strategies and plans to minimize the impact of relevant risks.

Compensation Risks

The Compensation Committee reviews our compensation programs annually and has concluded that our compensation policies and practices are not reasonably likely to create situations that would have a material adverse effect on us. In making this assessment, the Compensation Committee reviewed our compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Compensation Committee also reviewed the results of our findings with our outside compensation consultant. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk-control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, and risk-control. Although the Compensation Committee reviewed all compensation programs, the Committee focused on the programs with variability of payout, with the ability of a participant to directly affect payout, and the controls on participant action and payout. In most cases, our compensation policies and practices are centrally designed and administered and are substantially the same across the Company. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs.

Board Processes and Policies

Code of Business Conduct and Ethics

Acting ethically is a critical part of our culture and our vision to transform how the world uses information to enrich life for all. The Board has adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers, and team members. The Code of Business Conduct and Ethics sets out our expectations regarding the treatment of our team members, customers, and the communities in which we operate, as well as our commitment to high product quality, ethical and legal sourcing of our materials, and acting with integrity for our investors. A copy of our Code of Business Conduct and Ethics is available at www.micron.com and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on our website within four business days of the amendment or waiver as required by applicable rules and regulations of the SEC and the Listing Rules of Nasdaq.

Board Self-Evaluation

The Governance and Sustainability Committee oversees the Board’s ongoing and annual assessments of its effectiveness, including the effectiveness of its committees and directors. All directors complete an evaluation form for the Board and for each committee on which they serve. These forms include ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas directors believe the Board can improve or in which its performance is strong. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of ethical behavior. Our Board considers the results when making decisions on the structure and responsibilities of our Board and its committees, agendas and meeting schedules for our Board and its committees, and changes in the performance or functioning of our Board.

Director Skills Evaluation

The Governance and Sustainability Committee oversees the Board’s ongoing and annual assessments of the Board’s composition and the skills each director possesses. The Governance and Sustainability Committee has identified and continually refines a list of skills, attributes, and experiences that it believes will result in an effective, dynamic, and diverse Board. The Governance and Sustainability Committee then reviews each director on a matrix in an effort to identify needed skills, experiences, or perspectives. The Governance and Sustainability Committee uses the insights this matrix provides to recommend committee assignments and inform searches for new director candidates or opportunities to refresh Board composition.

Board Structure

Director Independence

The Board has determined that directors Beyer, Dugle, Gomo, Haynesworth, McCarthy, Switz, and Wright qualify as independent directors. In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. None of these directors have a relationship with us, other than any relationship that is categorically not material under the guidelines referenced above. See “Certain Relationships and Related Transactions.”

Board Leadership Structure

Mr. Switz has served as our independent Chair of the Board since February 2012. We do not have a fixed policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. The Board’s decision is based on our and our shareholders’ best interests under the circumstances existing at the time. In his role as Chair, Mr. Switz oversees meetings of the independent directors and acts as a liaison between the independent directors and Chief Executive Officer.

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Board Meetings and Committees

Our Board held ten formal meetings during fiscal 2021. The Board met in Executive Session (meetings in which only non-employee directors are present) four times during fiscal 2021. In fiscal 2021, the Board had a standing Audit Committee, Compensation Committee, Finance Committee, Governance and Sustainability Committee, and Security Committee (established in June 2021). During fiscal 2021, the Audit Committee met eight times, the Compensation Committee met five times, the Finance Committee met four times, the Governance and Sustainability Committee met four times, and the Security Committee met one time. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board during fiscal 2021. All incumbent directors who served on the Audit, Compensation, Finance, Governance and Sustainability, and Security Committees attended 75% or more of the total number of applicable committee meetings during fiscal 2021. We encourage director attendance at the Annual Meeting of Shareholders, and all then-incumbent members of our Board were present at the Fiscal 2020 Annual Meeting of Shareholders.

The Audit, Compensation, Finance, Governance and Sustainability, and Security Committees each have written charters that comply with SEC and Nasdaq rules relating to corporate governance matters. Copies of the committee charters as well as our Corporate Governance Guidelines are available at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board has determined that all the members of the Audit, Compensation, Governance and Sustainability, and Security Committees satisfy the independence requirements of applicable SEC laws and the Listing Rules of Nasdaq for such committees.

Audit Committee

Mses. McCarthy and Dugle and Mr. Gomo currently serve on the Audit Committee. During fiscal 2021, Mses. McCarthy and Dugle and Messrs. Bailey and Gomo served on the Audit Committee (Mr. Bailey served until his resignation from the Board in January 2021). Mr. Gomo has served as the Chair of the Audit Committee since January 2019. The Board has determined that all Audit Committee members qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC and that each of these members is sufficiently proficient in reading and understanding our financial statements to serve on the Audit Committee. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring:

•the integrity of our financial statements;

•the adequacy of our internal controls and procedures;

•the performance of our internal audit function;

•the performance of our Independent Registered Public Accounting Firm;

•the qualifications and independence of our Independent Registered Public Accounting Firm; and

•our compliance with legal and regulatory requirements.

The Audit Committee is also responsible for preparing the Audit Committee report that is included in our annual Proxy Statement. See “Audit Committee Matters – Report of the Audit Committee of the Board of Directors.” The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Compensation Committee

Ms. Wright and Messrs. Beyer and Switz currently serve on the Compensation Committee. During fiscal 2021, Ms. Wright and Messrs. Beyer and Switz served on the Compensation Committee. Mr. Beyer has served as the Chair of the Compensation Committee since April 2021. Previously, Mr. Switz had served as the Chair of the Compensation Committee since January 2019. The Board has determined that all Compensation Committee members qualify as “non-employee directors” as defined under Rule 16b-3, promulgated under Section 16 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. See “Executive Compensation and Related Information – Compensation Discussion and Analysis” and “– Compensation Committee Report” for information regarding how the Compensation Committee sets executive compensation levels. The Compensation Committee has authority to delegate any of its responsibilities to a subcommittee as it may deem appropriate in its judgment. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Finance Committee

Ms. McCarthy and Messrs. Gomo and Mehrotra currently serve on the Finance Committee. During fiscal 2021, Mses. Dugle and McCarthy, and Messrs. Bailey, Gomo, and Mehrotra served on the Finance Committee (Mr. Bailey served until his resignation from the Board in January 2021, and Ms. Dugle served until June 2021 when she became Chair of the Security Committee). Mr. Mehrotra joined the Finance Committee when he became our President and CEO in May 2017. Ms. McCarthy has served as the Chair of the Finance Committee since January 2019. The Finance Committee represents and assists the Board in discharging its responsibilities with respect to oversight of our financial policies, financial strategies, capital structure, debt and equity offerings, capital return program, cash management and investments, risk management related to hedge and derivative instruments, and insurance. The complete duties of the Finance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Governance and Sustainability Committee

Mses. Haynesworth and Wright and Messrs. Beyer and Switz currently serve on the Governance and Sustainability Committee. During fiscal 2021, Mses. Haynesworth and Wright and Messrs. Beyer and Switz served on the Governance and Sustainability Committee, with Ms. Haynesworth joining the Committee in April 2021. Ms. Wright has served as Chair of the Governance and Sustainability Committee since April 2021. Previously, Mr. Beyer had served as Chair of the Governance and Sustainability Committee since July 2018. The responsibilities of the Governance and Sustainability Committee include assisting the Board in discharging its duties with respect to the following:

•the identification and selection of nominees to our Board;

•director compensation;

•oversight and monitoring of the development and integration of material social and environmental strategies;

•oversight and monitoring of our human capital management efforts, including culture, talent development and retention, and diversity, equality, and inclusion programs and initiatives;

•the development of our Corporate Governance Guidelines; and

•evaluation of the Board and management.

The complete duties and responsibilities of the Governance and Sustainability Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Security Committee

Mses. Dugle and Haynesworth and Mr. Beyer currently serve on the Security Committee, which was established in June 2021. During fiscal 2021, Mses. Dugle and Haynesworth and Mr. Beyer served on the Security Committee. Ms. Dugle has served as Chair of the Security Committee since June 2021. The responsibilities of the Security Committee include assisting the Board in discharging its duties with respect to oversight of the following:

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•physical security of our facilities and employees as well as enterprise cybersecurity and data protection risks associated with our security-related infrastructure and related operations including outside partners;

•cyber crisis preparedness and security breach and incident response plans;

•compliance with applicable information security and data protection laws and industry standards;

•our physical and cybersecurity strategy, crisis or incident management, and security-related information technology planning processes; and

•public disclosure relating to security of our employees, facilities, and information technology systems, including privacy, network security, and data security.

The complete duties and responsibilities of the Security Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Executive Sessions and Communications with the Board of Directors

Mr. Switz has been the independent Chair of our Board since February 2012. As part of his duties as Chair, Mr. Switz chairs Executive Session meetings of our Board. Shareholders and interested parties wishing to communicate with our Board may contact Mr. Switz at chair@micron.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are reviewed by our Board in accordance with our related party transaction policy. Related parties include our directors and officers, their family members and affiliates, and certain beneficial owners. In cases where the related party is a director or an affiliate of a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transaction, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest, and (vi) the effects of the transaction on the ongoing relationship between us and the related party. There were no actual or proposed related party transactions in excess of $120,000 for fiscal 2021 and through November 19, 2021.

DIRECTOR COMPENSATION

The Governance and Sustainability Committee oversees the setting of compensation for our non-employee members of the Board. Each year, the Governance and Sustainability Committee works with our compensation consultant to review and evaluate director compensation for the ensuing fiscal year, in light of prevailing market conditions and to attract, retain, and reward qualified non-employee directors. The compensation consultant gathers and reviews market data for non-employee directors from the same Compensation Peer Group used to evaluate officer compensation. For a discussion concerning the companies that comprised our Compensation Peer Group, please see “Executive Compensation and Related Information – Compensation Discussion and Analysis” below. Upon completion of its review and evaluation, the Governance and Sustainability Committee did not recommend any changes to the Board in director compensation for fiscal 2022 except compensation for the newly-added position of Security Committee Chair.

Elements of Director Compensation

Annual Retainer and Committee Chair Remuneration

Non-employee directors were entitled to receive an annual retainer of $125,000 in fiscal 2021. Pursuant to our 2008 Director’s Compensation Plan (the “DCP”), which operates as a sub-plan of the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock, or deferred rights to receive Common Stock upon termination as a director. Employee directors receive no additional or special remuneration for their service as directors. The amounts earned by the non-employee directors in respect of their service during fiscal 2021 are set forth below under “Fiscal 2021 Director Compensation.”

Set forth below are the amounts directors are entitled to receive for their service as committee chair or Chair of the Board of Directors for fiscal 2021 and 2022:

	2022	2021

Audit Committee Chair	$35,000	$35,000
Compensation Committee Chair	30,000	30,000
Finance Committee Chair	20,000	20,000
Governance and Sustainability Committee Chair	20,000	20,000
Security Committee Chair	20,000	—
Chair of the Board of Directors	150,000	150,000

Except for the foregoing, directors do not receive any additional or special cash remuneration for their service on any of the committees established by the Board. We reimburse directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors’ meetings.

Equity Award

Non-employee directors receive an equity award each fiscal year. Since fiscal 2007, the equity award has been exclusively in the form of restricted stock. The “targeted value” for the annual non-employee director equity award is established each year by the Board following discussions with our compensation consultant and has been set at $250,000 since fiscal 2015. The number of restricted shares awarded to each non-employee director is determined by dividing the applicable targeted value by the Fair Market Value of a share of our Common Stock, as defined under our equity plans. For purposes of our equity plans, “Fair Market Value” is the closing price of our Common Stock on the last market-trading day prior to the date of grant. The restrictions on the shares awarded in fiscal 2021 lapse for 100% of such shares on the first anniversary of the date of grant (the “Vesting Period”). Notwithstanding the foregoing, the restrictions will lapse for 100% of such shares in the event a director reaches the mandatory retirement age, if any, or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board prior to the effective date of their retirement, or upon a director’s death or disability.
22 | 2021 Proxy Statement

Fiscal 2021 Director Compensation

The following table details the total compensation earned by our non-employee directors in fiscal 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Robert L. Bailey(3)	$46,528	$249,987	$296,515
Richard M. Beyer	148,388	249,987	398,375
Lynn A. Dugle	127,458	249,987	377,445
Steven Gomo	160,000	249,987	409,987
Linnie Haynesworth(4)	67,708	137,384	205,092
Mary Pat McCarthy	145,000	249,987	394,987
Robert E. Switz	294,835	249,987	544,822
MaryAnn Wright	131,776	249,987	381,763

(1)Amounts for Mr. Bailey represent fees earned up to his resignation on January 14, 2021. Amounts for Ms. Haynesworth represent fees earned from February 15, 2021, the date she joined the Board, to September 2, 2021.
(2)On October 16, 2020, each of Messrs. Bailey, Beyer, Gomo, and Switz, and Mses. Dugle, McCarthy, and Wright was granted 4,813 shares of restricted stock with a grant date fair value of $249,987 ($51.94 per share). On February 15, 2021, Ms. Haynesworth was granted 1,561 shares of restricted stock with a grant date fair value of $137,384 ($88.01 per share). For information on the restrictions associated with these awards, see “Elements of Director Compensation – Equity Award” above.
(3)Mr. Bailey terminated Board service on January 14, 2021.
(4)Ms. Haynesworth joined the Board on February 15, 2021, and therefore, her “Fees Earned or Paid in Cash” and “Stock Awards” are prorated.
Stock Ownership Guidelines

We have established stock ownership guidelines for our directors. The minimum ownership guideline for directors is to hold shares with a value equal to five times their annual retainer. The minimum ownership guideline for our CEO is to hold shares with a value equal to five times his base salary. Directors are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the Ownership Guidelines annually and monitors each person’s progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon directors if the stock ownership guidelines are not met. All our directors are either in compliance with the guidelines or are newer directors who have time remaining to meet the guidelines.

The following table shows non-employee director compliance with the guidelines as of the Record Date:

Director	Guideline Multiplier	Guideline Amount	Compliance with Guideline

Richard M. Beyer	5	$625,000	Yes
Lynn A. Dugle	5	625,000	Yes
Steven J. Gomo	5	625,000	Yes
Linnie Haynesworth	5	625,000	(1)
Mary Pat McCarthy	5	625,000	Yes
Robert E. Switz	5	625,000	Yes
MaryAnn Wright	5	625,000	Yes

(1)Ms. Haynesworth has until February 15, 2026 to meet the guidelines because she first joined the Board in 2021.

Please refer to page 48 for information on the stock ownership guidelines for our Named Executive Officers, including Mr. Mehrotra.

24 | 2021 Proxy Statement

EXECUTIVE COMPENSATION AND RELATED INFORMATION

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

PROPOSAL DETAILS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related compensation tables beginning on page 27. We seek your advisory vote and ask that you indicate your support for the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

This “say-on-pay” proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement. At our fiscal 2017 Annual Meeting of Shareholders, our shareholders voted to have an annual advisory vote on say-on-pay and in accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executives, which is expected to occur at the Fiscal 2023 Annual Meeting of Shareholders.

At our annual meeting of shareholders held in January 2021, 85% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. See “Consideration of the Fiscal 2020 Advisory Vote on Executive Compensation” on page 31.

Please read the “Compensation Discussion and Analysis” section and related compensation tables for information necessary to inform your vote on this proposal.

BOARD RECOMMENDATION

The Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 27 and the tabular and other disclosures on executive compensation beginning on page 50, and cast a vote “FOR” the following resolution:

“Resolved, that shareholders approve, on an advisory basis, the compensation of Micron’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

The say-on-pay vote is required by Section 14A of the Exchange Act (15 U.S.C. 78n-1) and is advisory and therefore not binding on us, the Compensation Committee, or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there may not be an opportunity for us to revisit these decisions. However, the Board of Directors and Compensation Committee value the opinions of our shareholders and will consider the results of the say-on-pay vote and any other feedback from shareholders in their evaluation of our compensation program as they believe to be appropriate.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the voting power of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required to approve the non-binding advisory vote on the compensation of our Named Executive Officers.

While this vote is non-binding on our Company and our Board of Directors, and will not be construed as overruling a decision by our Company or our Board or creating or implying any additional fiduciary duty for our Company or our Board, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers under our executive compensation program.
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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals:

•Sanjay Mehrotra, our President and Chief Executive Officer;

•David A. Zinsner, our Executive Vice President and Chief Financial Officer;

•Manish Bhatia, our Executive Vice President, Global Operations;

•Scott J. DeBoer, our Executive Vice President, Technology and Products; and

•Sumit Sadana, our Executive Vice President and Chief Business Officer.

Throughout this discussion and elsewhere in this Proxy Statement, the foregoing individuals are referred to as our “Named Executive Officers.”

Executive Summary

Fiscal 2021 Highlights

•We achieved robust profitability in fiscal 2021 with record revenues across a diverse set of markets, including mobile, embedded, auto, and industrial, with an all-time high for NAND revenue:

◦$27.7 billion in revenue (compared to $21.4 billion in fiscal 2020);
◦$5.9 billion in GAAP net income attributable to Micron, or $5.14 in earnings per diluted share (compared to $2.7 billion and $2.37, respectively, in fiscal 2020).

•We ended fiscal 2021 with $10.5 billion of cash, marketable investments, and restricted cash.

•We initiated a quarterly dividend that was paid in October 2021, reflecting our confidence in the durable cash generation power of our business, and we plan to grow the dividend over time.

•For the first time in our history, we established technology leadership concurrently in both DRAM and NAND with our 1-alpha DRAM and 176-layer NAND, the industry’s most advanced nodes in high volume production, reaching mature yields 20% to 30% faster than prior nodes:

◦DRAM:
▪1-alpha and 1z DRAM nodes combined represented the majority of our DRAM bit production by fiscal year end; and
▪We were the first to introduce LP5X DRAM in mobile applications and safety-capable LP5 for automotive applications.

◦NAND:
▪We were the first to introduce uMCP5 managed NAND in mobile applications;
▪We continued our leadership on high-density QLC NAND storage with client QLC SSD bit mix hitting a new record; and
▪We moved our SSD portfolios toward leadership datacenter solutions.

▪We entered into new credit facilities with interest rates and fees linked in part to achievement of sustainability targets and continued to make progress toward achieving our long-term environmental goals and aspirations announced in fiscal 2020 with plans to allocate about $1 billion of capital expenditures in support of those goals and aspirations.

▪The representation of women on the Board grew to comprise one-half of the Board in fiscal 2021.

Total Shareholder Return (“TSR”)

The following chart shows our relative TSR data as compared to the S&P 500 Composite Index and the median of our Compensation Peer Group as identified in "Compensation-setting Process and the Determination of Compensation Levels – ”Market Data” Defined" below.

343%
222%
129%
88%
65%
55%
41%
33%
29%
1-Year (%)
3-Year (%)
5-Year (%)
Peer Group Median
Micron
S&P 500 Composite Index

The information presented is based on closing prices on or nearest to September 2 for each period presented above and represents annualized rates of return reflecting price appreciation plus reinvestment of dividends and the compounding effect of dividends paid, if any, on reinvested dividends.

Compensation Highlights

•In October 2020, the Compensation Committee set compensation levels and performance goals for fiscal 2021 based on a review of financial results, projections, individual contributions, strategic objectives, Market Data (as defined below), and market conditions.

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◦The following pay mix, based on target amounts, was established for our Chief Executive Officer and other Named Executive Officers (on average) for fiscal 2021:

◦Our Named Executive Officers are eligible to earn short-term incentive awards pursuant to our Executive Officer Performance Incentive Plan (“EIP”). The Compensation Committee selected performance goals for our Named Executive Officers based on their correlation to the creation of shareholder value and their alignment with our strategic objectives.

▪For fiscal 2021, the Compensation Committee established goals tied to profitability and the achievement of certain technology, inventory, product, and cost milestones, and goals focusing on key stakeholders. Please see “Fiscal 2021 Executive Compensation – Fiscal 2021 Short-Term Incentive Awards” for additional detail concerning these goals.

◦We used a mix of 50% time-based restricted stock and 50% performance-based restricted stock units for our fiscal 2021 long-term equity incentives.

◦The metrics for our performance-based restricted stock units include percentage of sales as high value solutions and TSR relative to the semiconductor sector. In addition, there is a technology product engineering sample and product qualification sample stretch goal associated with the high-value solutions goals. The relative TSR and high-value solutions goals have a three-year measurement period.
◦Salary and short-term incentive targets as a percentage of base salary did not change for any of our Named Executive Officers for fiscal 2021.

Components of our Executive Compensation Program

As illustrated in the table below, our executive compensation program is designed to focus on the longer-term and performance-based components of target compensation.

Compensation Component*	Characteristics		Purpose		Determining Factors
Base Salary
	–	Fixed Compensation	–	Compensates executives for performing day-to-day job responsibilities	–	Market Data median sets baseline
			–	Attracts, develops, and retains highly-qualified executive talent	–	Adjusted for executive’s contributions, experience, and performance
			–	Maintains stable management team
Short Term Incentive Pay
	–	Variable, performance-based cash compensation	–	Provides performance-based, incentive cash awards for outstanding performance at the individual, business-unit, and/or company-wide level	–	Market Data median forms baseline
	–	Target payout is tied to a percentage of executive’s base salary	–	Encourages accountability by rewarding achievement of specific performance goals	–	Annual, pre-determined goals set by the Compensation Committee
			–	Focuses executives on achievement of near-term financial and operational objectives		- Net income target - Achievement of certain technology, inventory, product, and cost milestones and other goals (including environmental sustainability and diversity, equality, and inclusion)
			–	Promotes long-term company success and drives shareholder value
Long Term Incentive Pay
Performance RSUs
	–	Variable, performance-based equity compensation	–	Creates direct, specific alignment with shareholders’ interests by focusing executives on long-term value creation through the achievement of key operational milestones and stock price performance	–	Goals set by the Compensation Committee
	–	Three-year performance period				- Percentage of sales as high value solutions - TSR relative to the semiconductor sector - Additional earning opportunities for achievement of stretch product milestones
	–	Earned at the end of the second and third year for the operational goal and each day beginning on the first day of the second year for the financial goal
	–	50% of total banked PRSU vests at end of year 2, remaining and/or incremental vests at end of year 3
Time-Based RSAs
	–	Variable, performance-based equity compensation	–	Provides alignment with shareholder interests by focusing executives on long-term value creation	–	Value based on stock price
	–	Vests ratably over 3 years	–	Provides retention value
* The percentages shown for each of the compensation components in the table above are presented based on base salary, target annual STI award, and the annual LTI awards (at the target award values approved by the Compensation Committee) granted to our CEO (on the left) and averaged for all other Named Executive Officers, excluding our CEO (on the right).
30 | 2021 Proxy Statement

Consideration of the Fiscal 2020 Advisory Vote on Executive Compensation

At the Fiscal 2020 Annual Meeting of Shareholders on January 14, 2021, in our annual advisory vote on executive compensation, 85% of the votes cast were voted in support of the compensation of our Named Executive Officers. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of the fiscal 2020 advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our executive officers and our overall executive pay practices have shareholder support and have been effective in implementing our stated compensation philosophy and objectives. The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, we discussed executive compensation and other matters with shareholders throughout fiscal 2021 and intend to continue our outreach to shareholders on executive compensation and other matters. The Compensation Committee also intends to continue to seek the advice and counsel of its compensation advisors. Our shareholders may communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board of Directors. Please refer to “Executive Sessions and Communications with the Board of Directors” on page 21 for information about communicating with the Board of Directors.

Oversight of the Executive Compensation Program

Each year, the Compensation Committee, advised by its independent compensation consultant, undertakes a rigorous process to review our executive compensation program and determine executive compensation in the context of our pay-for-performance philosophy. The Compensation Committee believes a substantial portion of our executive compensation should be incentive-based and focused on long-term performance to help ensure that the interests of our executive officers are aligned with those of our shareholders. Our primary long-term objective is to drive sustainable value creation for our shareholders by attracting, retaining, developing, and motivating a diverse group of top executive talent through a comprehensive and market-competitive executive compensation program. The Compensation Committee reviews and approves the goals and objectives used to determine executive compensation, evaluates performance in light of such goals and objectives, and determines and approves compensation levels based on that evaluation.

The Compensation Committee annually engages an outside compensation consultant. The Compensation Committee also works closely with our CEO with respect to the determination of compensation of other officers. A more complete description of the Compensation Committee’s responsibilities is provided in the Compensation Committee’s Charter approved by the Board of Directors, which can be found on our website, www.micron.com. A more complete description of the role of the Compensation Committee’s compensation consultant and our CEO in the compensation process is described later in this Compensation Discussion and Analysis. Additional information regarding the Compensation Committee’s compensation consultant, the specific activities it undertakes for us, and its fees can be found under “Compensation-setting Process and the Determination of Compensation Levels” on page 34.

Our Compensation Principles

WHAT WE DO	WHAT WE DON’T DO
✓ Pay for performance by requiring that a substantial portion of our executives’ compensation be earned based on performance goals	✗ No special retirement benefits other than participation in our retirement plans on the same basis as other employees
✓ Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation	✗ No tax gross-ups for change in control pay
✓ Use a mix of objective performance measures, cash- and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term strategy
✗ No repricing of options or stock appreciation rights without prior shareholder approval
✓ Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our compensation program design and pay decisions for our executive officers	✗ No “single-trigger” vesting for awards
✓ Cap maximum payout levels under our incentive plans	✗ No pledging or hedging activities involving our stock
✓ Maintain a compensation recoupment (“clawback”) policy that provides for recoupment of incentive compensation paid to current and former executives in the event of an accounting restatement due to material noncompliance

✓ Maintain executive stock ownership guidelines
✓ Provide limited perquisites

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Pay-for-Performance Philosophy

Our compensation philosophy for executive officers is based on the belief that the interests of our executives should be closely aligned with our long-term performance and sustainable value creation for our shareholders. To support this philosophy, a large portion of each executive officer’s compensation is placed “at risk” and linked to the accomplishment of specific financial and operational performance goals that we expect will lead to increased long-term value creation for our shareholders. The table below summarizes the key elements of the compensation that applied to our Named Executive Officers in fiscal 2021 relative to our pay-for-performance philosophy.

Highlights of Our Pay-for-Performance Approach

•	A substantial majority of the compensation available for executives is performance-based and delivered in the form of equity in order to more closely align management and shareholder interests.
•	Market Data forms the basis of our compensation targets, with differentiation based on individual factors such as nature of the individual’s role, proficiency in the role, sustained performance over time, and importance to our leadership succession plans.
•	Incentive awards require achievement of critical financial and operating goals and are primarily measured against objective metrics that we believe result in the creation of sustainable value for our shareholders.
•	Actual, realized compensation is designed to fluctuate and be commensurate with changes in shareholder value over time.
•	Performance-based equity, measured by internal and external metrics ultimately aimed at driving shareholder value, comprises a significant portion of our long-term incentives.
•	The Compensation Committee reviews our pay-for-performance compensation arrangements annually, with input from our CEO and advice from the Compensation Committee’s independent compensation consultant.
•	Individual performance assessment is based on numerous factors, including among others: contribution to business results and company performance; completion of objectives; behavior consistent with the highest standard of integrity, ethics, and company values; and commitment to sustainability and diversity, equality, and inclusion programs and initiatives.

Targeting “Reasonable” and “Competitive” Pay

We believe that offering a compensation package that is “reasonable” and “competitive” with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group, enables us to attract, motivate, reward, and retain qualified individuals and to meet our overall objective of increasing shareholder value. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in “Market Data Defined” below. We determine what would be “reasonable” and “competitive” compensation based upon an analysis of the Market Data, recommendations of our compensation consultant, and our historical experience.

Reasonable

The Compensation Committee generally considers the Market Data median to be “reasonable,” but could deviate from such benchmark based on certain factors, such as:

•differences in position and level of responsibility among officers, both in absolute terms and relative to our other officers and as compared to similarly situated officers within the Compensation Peer Group;

•past and anticipated contributions;

•technical expertise;

•Company performance;

•applicable business unit performance; and

•length of service and/or experience, both in absolute terms and relative to our other officers and as compared to officers within the Compensation Peer Group.

The semiconductor industry is highly volatile. Market Data, which is a compilation of data from many companies provided by our compensation consultant as further described below, may change dramatically from year to year and can evolve as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates. Accordingly, what may have been the median or within a “reasonable” range of competitiveness in one year, may be higher or lower for the next. For this reason, even though the Compensation Committee generally uses the Market Data median as its benchmark and guiding principle, officer compensation may vary, above or below the median, or a range from the median, year over year.

Competitive

We believe, including based on advice from our compensation consultant, that a competitive compensation package will address and measure compensation practices for executive positions with respect to three primary elements of compensation:

•base compensation (salary);

•short-term incentive compensation (cash bonus programs); and

•long-term incentive compensation (time-based restricted stock and performance-based restricted stock units).

We do not require that a particular element comprises a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives and incentives tied to the performance of the Company and its stock) as compared to fixed (such as base salary), and that such variable compensation aligns executives’ interests with those of our shareholders. Additionally, although the Compensation Committee reviews total direct compensation (which is the sum of base salary, short-term incentive, and long-term incentive compensation) for each of our Named Executive Officers, it does not have a fixed objective with respect to such total direct compensation. The Compensation Committee’s philosophy is to use incentive pay opportunities as a way to ensure we are able to attract and retain top talent, rather than base salary.

Compensation-setting Process and the Determination of Compensation Levels

The Compensation Committee reviews the compensation of our executive officers on an annual basis and sets compensation levels at the beginning of each fiscal year. As part of this process, the Compensation Committee reviews our financial results for the year just ended, projections for future periods, our strategic business plan, and the Market Data provided by our compensation consultant. The Compensation Committee also works with our CEO to establish performance goals that further our strategic objectives.

Engagement of Compensation Consultant

The Compensation Committee annually engages a compensation consultant to provide a comprehensive review of executive compensation matters. This compensation consultant provided the Compensation Committee with information for our officers on cash and non-cash compensation elements and historical and trend payment data.

The Compensation Committee has established procedures intended to keep its compensation consultant’s advice to the Compensation Committee objective and free of influence from our management. These procedures include: a direct reporting relationship to the Compensation Committee; a provision in the Compensation Committee’s engagement letter with the compensation consultant specifying what information, data, and recommendations can be shared with management; and an annual update to the Compensation Committee on the compensation consultant’s relationship with the Company, including a summary of the work performed during the preceding 12 months. For fiscal 2021, the specific activities undertaken by the compensation consultant for the Compensation Committee included:

34 | 2021 Proxy Statement

•review the Compensation Peer Group (as defined in the Compensation Discussion and Analysis) and recommend any changes to its members;

•benchmark total target direct compensation and its components (salary, target short-term incentives, and target long-term incentives) of our officers using several data sources;

•evaluate our historical pay-for-performance relationship;

•review the metrics and targets associated with the annual short-term incentives and long-term incentive plans;

•review the proposed equity grants for executives, along with vesting recommendations;

•assist with a risk assessment of our compensation practices;

•review a draft of the Compensation Discussion and Analysis component of our proxy statement disclosure; and

•attend the Compensation Committee meetings in which executive compensation matters are discussed.

Compensia, Inc. (“Compensia") was the Compensation Committee’s compensation consultant in fiscal 2021. We paid Compensia a total of $140,539 in fiscal 2021 for services provided. Compensia provided services related exclusively to the executive and non-employee director compensation consulting work performed for the Compensation Committee and for the Governance and Sustainability Committee.

The Compensation Committee considered Compensia’s independence in light of SEC rules and Nasdaq Listing Rules. The Compensation Committee received a letter from Compensia addressing its independence, including the following factors: (i) other services provided to us by them; (ii) fees paid by us as a percentage of their total revenue; (iii) policies or procedures maintained by them that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) whether the individual consultants involved in the engagement owned shares of our Common Stock; and (vi) any business or personal relationships between our executive officers and them or the individual consultants involved in the engagement. The Compensation Committee concluded that there were no conflicts of interest with Compensia.

“Market Data” Defined

Each year, our Compensation Committee, with assistance from the management team (including our CEO) and Compensia, identifies a group of peer companies to use as benchmarks when setting target pay levels (our “Compensation Peer Group”). With input and advice from our compensation consultant, the Compensation Committee reviews our Compensation Peer Group annually to ensure that it reflects industry or economic changes, such as changes in business strategies, operations, product lines, revenues, or availability of key talent. Historically, the Compensation Committee’s peer selection process focused primarily on the semiconductor industry and revenue size.

Our Compensation Peer Group for fiscal 2021 is comprised of the following 16 companies, which we believe are companies with which we are likely to compete for executive talent. In consultation with Compensia, the Compensation Committee did not make any changes to the Compensation Peer Group for fiscal 2021.

For fiscal 2021, our Compensation Peer Group was as follows:

Adobe Inc.	Advanced Micro Devices, Inc.
Applied Materials, Inc.	Broadcom Inc.
Cisco Systems, Inc.	Hewlett Packard Enterprise Company
IBM	Intel Corporation
Lam Research Corporation	NVIDIA Corporation
QUALCOMM Corporation	Salesforce.com, Inc.
Seagate Technology	Texas Instruments Incorporated
VMware, Inc.	Western Digital Corporation

Compensation Peer Group Data

Compensia gathers data from the proxy statements published by our Compensation Peer Group and from published compensation surveys. The relevant survey and Compensation Peer Group data for fiscal 2021, each as discussed below, were weighted equally by the Compensation Committee and are collectively referred to throughout this discussion as the “Market Data.”

When collecting and assessing market compensation data, we collect data based on job descriptions first. This permits the Compensation Committee to match positions held by our executives with those of our Compensation Peer Group and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., our third-highest paid officer could be compared to the third-highest paid officer at each company within the Compensation Peer Group.

Survey Data

Survey data may vary from year to year. For fiscal 2021, our compensation consultant used the Radford Global Technology Survey and information obtained from public filings by the Compensation Peer Group. We believe these surveys are particularly relevant for high-technology companies given the high level of participation by such companies in the survey.

Compensation-Setting Process

Compensia reviews the most recent available data and identifies the Market Data values for the 25th, 50th (i.e., median), and 75th percentile with respect to each position or rank, then compares our compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the CEO and the Compensation Committee. Our CEO works with Compensia by providing our financial data with respect to the most-recently completed fiscal year. The CEO also reviews projected financial results for the current fiscal year and our strategic business plan. For all Named Executive Officers other than himself, the CEO makes suggestions as to base salary, recommends a potential set of company-wide and/or business unit metrics and targets for the current fiscal year with respect to short-term incentives, and offers suggestions as to long-term incentive compensation. He makes no recommendations as to his own level of compensation. The Compensation Committee reviews the Market Data, discusses the Market Data with the CEO and with Compensia, discusses individual officer performance based on input from the CEO and, without the CEO present, discusses the CEO’s own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Compensation Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Compensation Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Compensation Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, and approves the compensation for the current fiscal year, including the metrics and targets for the current year.
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Fiscal 2021 Executive Compensation

Fiscal 2021 Base Salaries

At the completion of fiscal 2020, Market Data showed that the base salaries of Messrs. Zinsner, DeBoer, and Sadana were below the 50th percentile for their positions or ranks, and the base salaries of Mr. Bhatia and Mr. Mehrotra were above the 50th and 75th percentiles, respectively, for their positions or ranks. The Compensation Committee decided not to increase the base pay for each of our Named Executive Officers to align with the Company’s decision to delay team member base pay increases in light of economic uncertainty relating to the COVID-19 pandemic.

Executive Officer	Fiscal 2021 Base Salary	Base Salary % Change From Fiscal 2020

Sanjay Mehrotra	$1,350,000	0%
David A. Zinsner	662,000	0%
Manish Bhatia	695,000	0%
Scott J. DeBoer	595,000	0%
Sumit Sadana	745,000	0%

Fiscal 2021 Short-Term Incentive Awards

We provided annual short-term incentive cash awards to our executive officers pursuant to the EIP. The EIP was last approved by our shareholders in January 2018. The purpose of the EIP is to attract, retain, and reward qualified executives who are important to our success, by providing performance-based, incentive cash awards for outstanding performance at the individual and/or company-wide level. In fiscal 2021, the Compensation Committee set the short-term incentive “opportunity” (“Target Award”) for each Named Executive Officer in terms of a specified percentage of such officer’s base salary.

The target incentive amounts payable under the EIP for achievement of the fiscal 2021 goals are shown in the columns “Estimated Future Payouts under Non-Equity Incentive Plan Awards” of the “Grants of Plan-Based Awards in Fiscal 2021” table. All goals were established with threshold (50%), target (100%), exceptional (150%), and maximum (200%) payout levels, with the threshold, target, exceptional, and maximum payouts requiring a significant level of execution and effort and no assurance of goal achievement.

Target Awards established for fiscal 2021 for our Named Executive Officers, as a percentage of base salary, were measured against the Market Data median, as part of the Compensation Committee’s efforts to make such opportunities “Reasonable” as described above. Though the Market Data median is instructive, the Compensation Committee also considers the other factors described under the section labeled “Reasonable” above when determining Target Awards for our Named Executive Officers. For fiscal 2021, the following Target Awards were established, and were unchanged from fiscal 2020:

Executive Officer	% of Base Salary

Sanjay Mehrotra	200%
David A. Zinsner	100%
Manish Bhatia	100%
Scott J. DeBoer	100%
Sumit Sadana	110%

The Compensation Committee established a profitability goal and five operational metrics for evaluating performance in fiscal 2021, which includes performance on sustainability issues including labor practices, health and safety, environmental issues including climate change and water, and management systems:

•profitability (50% weighting);
•achievement of targeted levels of inventory (10% weighting)
•achievement of certain product milestones (including sales of certain NAND and DRAM products as a percentage of total sales, growth of certain channel sales, and revenue from emerging technologies) (10% weighting);
•execution to, and acceleration of, our technology roadmap (objective criteria/milestones related to NAND and DRAM), with an additional stretch goal for exceptional performance (10% weighting, plus potential stretch goal);
•continued increases in our cost competitiveness (10% weighting); and
•achievement of certain milestones focusing on customers and other key stakeholders (10% weighting), including:
◦customer quality ranking, delivery performance, and customer business review;
◦environmental sustainability (Process GHG emissions abatement, transition to renewables (vPPA / PPA); water restoration efforts; and increasing waste reuse, recycle, recovery (RRR)%); and
◦diversity, equality and inclusion (increasing representation of underrepresented groups at the new hire and senior leader levels; pay equity for underrepresented groups; increasing the inclusion index score in the Company’s engagement survey; and all team members completing one ally training session during fiscal 2021).

The Compensation Committee chose these metrics and their linkage to our business and results of operations because they believe:

•performance against these metrics enhances shareholder value and rewards operational excellence that positions the Company for better long-term performance;
•a focus on sustainability benefits our team members, communities, and other stakeholders;
•a balanced weighting limits the likelihood of rewarding executives for taking excessive risk;
•including a target encourages the pursuit of profitable revenue and strong margins; and
•using different measures avoids paying for the same performance twice.

Shortly after the fiscal year concluded, the Compensation Committee reviewed and determined the Company’s performance against these corporate metrics, applied the percentage of achievement to plan and weighted the results according to the weightings established at the beginning of the year. After applying this formula, the Compensation Committee considered each Named Executive Officer’s performance over fiscal 2021 and established a final EIP payout for fiscal 2021. Our Named Executive Officers received EIP bonuses in the following amounts in fiscal 2021:

Executive Officer	Bonus Paid

Sanjay Mehrotra	$4,800,600
David A. Zinsner	1,177,036
Manish Bhatia	1,235,710
Scott J. DeBoer	1,057,910
Sumit Sadana	1,457,071

Fiscal 2021 Long-Term Equity Incentives

We believe long-term incentive compensation should be tied to our success and promote increases in shareholder value. Accordingly, performance-based restricted stock unit awards are a significant component of our executive compensation program. We believe these awards are especially aligned with shareholders’ interests as their value is dependent upon the achievement of key operational milestones or stock price performance. To
38 | 2021 Proxy Statement

help retain executives, we also grant time-based restricted stock awards. The Compensation Committee reviews peer data related to the mix and types of long-term incentive awards and works with its independent compensation consultant to determine the allocation and type of performance- and time-based awards to grant each fiscal year.

In fiscal 2021, the Compensation Committee set the long-term incentive mix at 50% performance-based restricted stock units (“PRSUs”) and 50% time-based restricted stock awards. The Compensation Committee believes that a high percentage of PRSUs emphasizes Micron’s strong pay-for-performance philosophy underlying our executive compensation program.

In determining the amount of the long-term equity incentive awards for our Named Executive Officers, the Compensation Committee reviewed Market Data and information provided by Mr. Mehrotra related to the other officers’ performance and his recommendation as to the amount of their awards. For information on Mr. Mehrotra’s long-term equity incentive, please see the discussion below on CEO compensation. The following table shows the value of our Named Executive Officers’ fiscal 2021 long-term equity incentives:

Named Executive Officer	Fiscal 2021 Long-Term Equity Incentives(1)

Sanjay Mehrotra	$18,500,000
David A. Zinsner	5,000,000
Manish Bhatia	6,000,000
Scott J. DeBoer	5,000,000
Sumit Sadana	6,500,000
(1)Reflects target grant-date fair value.

We have not, and do not plan to time the grant of long-term incentive awards (or the award or payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Compensation Committee. Historically, long-term incentive grants to the Named Executive Officers are approved by the Compensation Committee on the same day as the grants to other executive officers. For purposes of our equity plans, fair market value is defined as the closing price as quoted on Nasdaq for the last market-trading day prior to the date of grant.

Performance-based RSUs Granted in Fiscal 2021

PRSUs support the Compensation Committee’s desire to link realized value to the Company’s long-term success and help align executive compensation with shareholder interests. For fiscal 2021, the Compensation Committee awarded PRSUs under performance metrics that measure the percentage of bits shipped as part of a high-value solution (the “2021 High-Value Solutions PRSU Award”) and relative total shareholder return (TSR) growth (the “2021 TSR PRSU Award”). The achievement of these awards requires a significant level of execution and effort and there is no assurance of goal achievement.

PRSU awards are eligible to be earned (or “banked”) during the second and third years of the three-year period covering fiscal 2021, 2022, and 2023 (the “Performance Period”) based upon results against performance metrics set at the beginning of the Performance Period. The actual number of PRSUs that will be banked and become eligible to vest under the 2021 High-Value Solutions PRSU Award and the 2021 TSR PRSU Award (together the “2021 PRSU Awards”) is determined by reference to each Named Executive Officer’s target number of PRSUs and the payout factor that results from actual performance versus pre-established performance metrics (the “Payout Factor”), and is subject to the caps discussed below.

The number of PRSUs that each Named Executive Officer may earn under all 2021 PRSU Awards (taken together) during the Performance Period will not exceed two times the aggregate target number of PRSUs covered by all of a Named Executive Officers’ 2021 PRSU Awards (the “2x Limit”). As a result, our Named Executive Officers’ ability to earn and vest any PRSUs is capped at the 2x Limit. Additionally, the maximum award of PRSUs may not exceed 5,000,000 shares of our Common Stock in any one calendar year to any one participant, as provided in the applicable equity incentive plan.

2021 High-Value Solutions PRSU Award

The 2021 High-Value Solutions PRSU Award ties 50% of each Named Executive Officer’s target performance-based long-term incentive opportunity to the achievement of certain percentages of products shipped as high-value solutions, with two additional earnings opportunities for stretch goals based on product development milestones.

Performance is measured by exceeding a threshold, then meeting certain prescribed targets, subject to a maximum payout. The maximum payout for achieving such targets is 200% of the target number of PRSUs under the award, subject to any increases for achieving the stretch milestones described below but capped by the 2x Limit described further above. 2021 High-Value Solutions PRSU Awards do not bank unless performance meets or exceeds the established threshold. When performance results in achievement above the threshold and between performance levels, the applicable Payout Factor will be determined based on interpolation between performance levels.

In addition, the 2021 Payout Factors with respect to the 2021 High-Value Solutions PRSU Award may be increased upon achievement of two stretch milestones relating to revenues that the Compensation Committee believes represent significant progress in the development of next-generation products that will enhance long-term shareholder value.

Determination of Payout

Achievement levels with respect to the Payout Factor applicable to a 2021 High-Value Solutions PRSU Award are measured at the end of each applicable fiscal year of the Performance Period. No later than 60 days after the end of each fiscal year in the Performance Period (each, a “Certification Date”), the Compensation Committee determines and certifies the resulting Payout Factors for the applicable fiscal year as set forth above. PRSUs that have achieved the requisite performance become banked.

Vesting

PRSUs do not vest under the 2021 High-Value Solutions PRSU Award until the Certification Date that immediately follows the end of fiscal 2022, when 50% of the then-unvested banked PRSUs (for the avoidance of doubt, inclusive of any PRSUs becoming banked PRSUs as of such Certification Date) will vest. Remaining banked PRSUs and/or incremental PRSUs that become banked PRSUs will vest as of the Certification Date that immediately follows the end of fiscal 2023. If the Named Executive Officer terminates employment with the Company for any reason other than a termination by the Company for cause, any banked shares will continue to vest on the vesting schedule described above. No further PRSUs under the 2021 High-Value Solutions PRSU Award will vest following the Named Executive Officer’s termination for cause. For purposes of the 2021 High-Value Solutions PRSU Award, cause is as defined in the agreement between the Named Executive Officer and the Company governing the terms of such Named Executive Officer’s employment or termination thereof, or if not so defined, as defined in the equity incentive plan under which the award was granted.

2021 TSR PRSU Award

The 2021 TSR PRSU Award ties 50% of each Named Executive Officer’s target performance-based long-term incentive opportunity to the Company’s share price growth as compared to the median total shareholder return of the companies in the PHLX Semiconductor Sector Index (SOX) over the three-year Performance Period. For fiscal 2021, the Compensation Committee set the target goal at the median of the SOX index, which is composed of companies primarily involved in the design, distribution, manufacture, and sale of semiconductors, calculated based on the difference between the Company’s and the median SOX index company’s 60-day average three-year TSR compounded annual growth rate performance.

40 | 2021 Proxy Statement

Payout Factor

The Payout Factor for the 2021 TSR PRSU Award is based on the average of the Company’s three-year total shareholder return for each of the 60 days trailing the applicable measurement date (inclusive of the measurement date), expressed as a compounded annual growth rate (the “TSR CAGR”), relative to the TSR CAGR of the median company in the PHLX Semiconductor Sector Index (SOX) (the “Median SOX Company”). The relative TSR (“rTSR”) CAGRs of the Company versus the Median SOX Company (the “rTSR CAGR”) will be measured on each day starting on the first day of fiscal 2022 through the last day of the Performance Period (each, a “measurement date”).

The following table sets forth the levels of rTSR CAGR required to be achieved under a 2021 TSR PRSU Award to result in the Payout Factors specified below:

rTSR CAGR Achieved on a Measurement Date	Payout Factor for the rTSR CAGR

Less than -50 percentage points (“pp”)	0.0x
-50pp (“rTSR Threshold”)	0.5x
0pp (“rTSR Target”)	1.0x
+25pp (“rTSR Maximum”)	1.5x
Greater than +25pp	1.5x
If the rTSR CAGR achieved is between the rTSR Threshold and rTSR Target levels or the rTSR Target and rTSR Maximum levels, the Payout Factor will be determined using interpolation between the applicable levels.

Cap on PRSU Earning and Vesting
The maximum number of PRSUs that may vest is equal to 150% of the target number of PRSUs granted under the 2021 TSR PRSU Award (subject to the total 2x Limit cap discussed under “Performance-based RSUs Granted in Fiscal 2021” above).

Determination of Payout
As of any measurement date, the number of PRSUs under a 2021 TSR PRSU Award that are considered banked through such date will equal the product of the Payout Factor determined based on the greatest rTSR CAGR achieved during the Performance Period through such date, and the target number of PRSUs subject to the 2021 TSR PRSU Award. Accordingly, once PRSUs under a 2021 TSR PRSU Award become banked on a measurement date (due to achievement of a particular rTSR CAGR level), additional PRSUs can become banked only if a greater rTSR CAGR level is achieved on a later measurement date. Such additional PRSUs banked, if any, will be equal to the excess of the Payout Factor determined using the new, greater rTSR CAGR achieved, over the Payout Factor determined using the next greatest rTSR CAGR previously achieved, multiplied by the target PRSUs subject to the 2021 TSR PRSU Award. Following completion of each of fiscal 2022 and 2023, the Compensation Committee will certify the extent of achievement of the Payout Factors as set forth above during fiscal 2022 and 2023, respectively (an “rTSR Certification”).

Vesting

On the date of the first rTSR Certification (following fiscal 2022), 50% of any PRSUs that have been certified as banked through the date of such rTSR Certification will vest. On the date of the second rTSR Certification (following fiscal 2023), the remaining 50% of PRSUs that were certified as banked upon the first rTSR Certification, and 100% of any additional PRSUs that are certified as banked for achievement of a greater Payout Factor during the remainder of the Performance Period after the first rTSR Certification, will vest. If the Named Executive Officer terminates employment with the Company for any reason other than a termination by the Company for cause, any banked shares also will continue to vest on the vesting schedule described above. No further PRSUs under the 2021 TSR PRSU Award will vest following the Named Executive Officer’s termination for cause. For purposes of the 2021 TSR PRSU Award, cause is as defined in the agreement between the Named Executive Officer and the Company governing the terms of such Named Executive Officer’s employment or termination thereof, or if not so defined, as defined in the equity incentive plan under which the award was granted.

Fiscal 2021 PRSUs Achievement

The measurement periods for the 2021 High-Value Solutions PRSU Award and the 2021 TSR PRSU Award do not begin until fiscal 2022. Accordingly, no shares were banked during fiscal 2021 under the 2021 PRSU Awards.

Fiscal 2020 PRSUs Achievement

For fiscal 2020, the Compensation Committee awarded PRSUs under performance metrics that measure TSR growth (the “2020 TSR PRSU Award”) and the percentage of bits shipped as part of a high value solution (the “2020 High-Value Solutions PRSU Award”), with the 2020 TSR PRSU Award and the 2020 High-Value Solutions PRSU Award each representing 50% of the total target PRSU opportunity for each Named Executive Officer. In October 2021, the Compensation Committee reviewed the Company’s performance relative to the 2020 PRSU Award metrics, applied the applicable 2020 Payout Factors, and certified that the following shares had been banked by our Named Executive Officers under the 2020 PRSU Awards:

Shares Banked for Fiscal 2021 Performance under 2020 TSR PRSU Award

2020 TSR PRSU Award	16,589

Named Executive Officer	Shares Banked for Fiscal 2021 Performance under 2020 TSR PRSU Award	Shares Vested under 2020 TSR PRSU Award

Sanjay Mehrotra	7,483	3,741
David A. Zinsner	1,996	998
Manish Bhatia	2,494	1,247
Scott J. DeBoer	1,871	935
Sumit Sadana	2,745	1,372

Shares Banked for Fiscal 2021 Performance under 2020 High-Value Solutions Award

2020 High-Value Solutions Award	—

Named Executive Officer	Shares Banked for Fiscal 2021 Performance under 2020 High-Value Solutions PRSU Award	Shares Vested under 2020 High-Value Solutions PRSU Award (for performance during Fiscal 2020)

Sanjay Mehrotra	—	141,251
David A. Zinsner	—	37,667
Manish Bhatia	—	47,084
Scott J. DeBoer	—	35,313
Sumit Sadana	—	51,791

Fiscal 2019 PRSUs Achievement

For fiscal 2019, the Compensation Committee awarded PRSUs under performance metrics that measure cumulative adjusted free cash flow, the percentage of bits shipped as part of a high value solution, and forward
42 | 2021 Proxy Statement

price-to-earnings ratio (the “2019 PRSU Award Metrics”). In October 2021, the Compensation Committee reviewed the Company’s performance relative to the 2019 PRSU Award Metrics, applied the applicable payout factors, and concluded that no conditions for the lapsing of restrictions were achieved during fiscal 2021.

Time-Based RSAs

Time-based restricted stock awards (“RSAs”) support retention and are linked to shareholder value and ownership. Annual RSAs vest ratably over three years from the date of grant, subject to continued employment. In fiscal 2021, RSAs comprised 50% of the target value of awards granted.

Other Fiscal 2021 Employee Benefits

We provide a competitive level of time-off, health, life, disability, and retirement benefits to substantially all employees. The Named Executive Officers participate in the same plans as our other employees. Executive perquisites are minor in scope and amount, and therefore are not considered to be material elements of compensation.

CEO Compensation

The following charts show one-year relative TSR data, three-year relative TSR data, and CEO compensation for us and our Compensation Peer Group. The information presented in the one-year TSR chart below is based on closing prices of our Common Stock on September 2, 2020, and September 2, 2021, and represents the rates of return of our Common Stock reflecting price appreciation plus reinvestment of any dividends and the compounding effect of any dividends paid on reinvested dividends. The information presented in the three-year TSR chart below is based on closing prices of our Common Stock on August 31, 2018, and September 2, 2021, and represents the rates of return of our Common Stock reflecting price appreciation plus reinvestment of any dividends and the compounding effect of any dividends paid on reinvested dividends.

The CEO pay information presented in the chart below represents peer compensation data via proxy statements presented to the Compensation Committee in September 2020. The 50th percentile presented in the charts below represents total target direct compensation (i.e., the sum of base salary, target short-term incentive, and target long-term incentive compensation).

44 | 2021 Proxy Statement

The Compensation Committee considered this data and Market Data in setting Mr. Mehrotra’s total target direct compensation for fiscal 2021.

Mr. Mehrotra’s compensation is comprised of the following elements:

Base Salary

Mr. Mehrotra’s base salary for fiscal 2021 was $1,350,000. Market Data showed that Mr. Mehrotra’s base salary was above the 75th percentile for CEOs in our Compensation Peer Group.

Short-Term Incentive

Mr. Mehrotra’s short-term incentive target was 200% of his base salary for fiscal 2021. Market Data showed that a short-term incentive of 200% of base salary was at the 60th percentile for CEOs in our Compensation Peer Group.

Long-Term Equity Incentive

Mr. Mehrotra’s long-term equity incentive opportunity for fiscal 2021 was $18,500,000. Mr. Mehrotra’s equity awards were comprised of 50% time-based restricted stock and 50% performance-based restricted stock units. Market Data showed that Mr. Mehrotra’s long-term equity incentive was between the 60th and 75th percentile for our Compensation Peer Group.

The following table sets forth the elements and amounts of Mr. Mehrotra’s long-term incentive awards:

Fiscal 2021 Awards	Number of Options/ Shares(1)	Grant Date Fair Value(1)

Time-based Restricted Stock	178,090	$9,249,995
Performance-based Restricted Stock Units(2)	164,285	9,250,000
	342,375	$18,499,995
(1)Information related to Mr. Mehrotra’s long-term incentive award is also included in the “Grants of Plan-Based Awards in Fiscal 2021” table. The time-based share amounts are listed in the column “All Other Stock Awards: Number of Shares of Stock or Units,” and the performance-based share amounts are listed in the column “Estimated Future Payouts under Equity Incentive Plan Awards.” The values included in those tables reflect the grant-date fair value under U.S. GAAP.
(2)Mr. Mehrotra banked 7,483 shares based on achievement of the 2021 Performance Metrics. Please see “– Fiscal 2021 Executive Compensation – Fiscal 2021 Long-Term Equity Incentives” above.

Other Compensation

The Compensation Committee agreed to reimburse Mr. Mehrotra for commuting expenses, and federal, state, and other income taxes resulting from imputed income related to his commuting expenses. See footnote 4 to the Fiscal 2021 Summary Compensation Table for additional information.

Severance and Change in Control Arrangements

Severance Agreements

President and Chief Executive Officer

At the time of his hire, we entered into an executive agreement with Mr. Mehrotra (the “Executive Agreement”) providing for severance benefits in certain circumstances. The Executive Agreement provides that if Mr. Mehrotra’s employment is terminated (i) as result of his death or “disability,” (ii) by us without “cause” or (iii) as a result of Mr. Mehrotra’s resignation for “good reason,” then in addition to receiving his accrued base salary, accrued vacation pay, and other earned and vested employee benefits, Mr. Mehrotra will receive the following severance benefits:

•salary continuation equal to two times Mr. Mehrotra’s salary in effect upon the date of termination paid in installments during the one-year period following termination (or paid in a lump sum if Mr. Mehrotra’s termination of employment occurs on, or within 12 months after, a “change in control”);

•a pro-rated annual bonus under the EIP for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the EIP;

•an additional bonus of two times Mr. Mehrotra’s target annual bonus under the EIP for the year of termination paid on the one-year anniversary of Mr. Mehrotra’s termination;

•continued vesting (and exercisability) of any options, restricted stock or other time-based, and, subject to achievement of applicable performance criteria, performance-based equity awards for the one-year period following Mr. Mehrotra’s termination of employment; and

•a cash payment equal to the medical benefits and employer qualified plan matching contributions Mr. Mehrotra would have received had Mr. Mehrotra remained employed for an additional two years, paid in a lump sum following termination.

If Mr. Mehrotra’s severance benefits become payable on account of his “good reason” resignation prior to a “change in control” and Mr. Mehrotra becomes employed within one year of his termination of employment, the
46 | 2021 Proxy Statement

unpaid portion of his salary continuation benefit will be forfeited. The Executive Agreement also includes a “cut-back” provision, which provides that Mr. Mehrotra’s benefits under the Executive Agreement will be reduced so that no excise tax will apply under Section 280G of the Code, if such reduction will result in a higher net after-tax benefit to Mr. Mehrotra. The Executive Agreement does not provide a tax gross-up for any such tax. Mr. Mehrotra’s entitlement to the benefits provided under the Executive Agreement are conditioned on Mr. Mehrotra signing a release of claims in favor of Micron and on Mr. Mehrotra’s compliance with terms of our non-competition, non-solicitation, and non-disclosure agreement.

Other Named Executive Officers

Each of our other Named Executive Officers have severance agreements (together, the “NEO Severance Agreements”). The NEO Severance Agreements provide for severance benefits upon certain terminations of employment. These benefits begin upon a “separation of service” as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after one year (or 18 months if termination occurs within 12 months of a change in control). We believe severance agreements for certain of our officers are in the best interests of us and our shareholders, in that they help us attract and retain qualified executive talent, promote candid discussion among our officers, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with us after termination of employment, and release us, and our officers, directors, employees, and agents from any and all claims.

Provided a Named Executive Officer complies with post-employment obligations and restrictions described below and all other terms of the Severance Agreement, the Named Executive Officer is entitled to receive compensation during the 12- or 18-month period following termination of employment equivalent to the compensation and benefits customarily provided to such Named Executive Officer while employed including, but not limited to, salary, executive bonus, and in certain cases, continued vesting of outstanding stock options and restricted shares. With respect to cash and equity awards that are performance-based, the Named Executive Officer is entitled to receive such awards only if the goals are achieved before or during the 12- or 18-month period following termination of employment. Such terminated Named Executive Officers are not entitled to receive any new awards under our equity plans or the EIP or to the payment of any compensation that would be deferred past the 12- or 18-month period following termination of employment due to payment criteria of an incentive program, as those criteria exist as of the date of termination. Mr. Bhatia’s severance agreement also provides for acceleration of any unvested shares granted in connection with his hiring, with any shares that remain unvested at the end of the 12- or 18-month period following termination of employment becoming 100% vested and earned on the last day of such period.

Terminated Named Executive Officers are subject to the following post-termination obligations and restrictions:

•a one-year non-competition obligation;

•confidentiality obligations related to our proprietary and confidential information that last indefinitely;

•a non-disparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the Named Executive Officer’s termination of employment or change in officer status that lasts indefinitely. However, we may disclose such information if we determine, in our sole discretion, it is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose; and

•non-solicitation and non-interference provisions relating to our employees and business partners that last at least one year.

Upon receipt of all benefits under the NEO Severance Agreement, we and the Named Executive Officer are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of our affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the 12- or 18-month period following termination of employment.

Estimated Severance Payments

See “Potential Payments Upon Termination or Change in Control” on page 57 for a description of the estimated severance amounts as of the end of fiscal 2021 for Messrs. Mehrotra, Zinsner, Bhatia, DeBoer, and Sadana.

Change in Control Arrangements

We do not have separate change in control agreements for our Named Executive Officers and directors. The Executive Agreement and the NEO Severance Agreements referenced above provide for transitional benefits in the event of termination of employment, including following a change in control. In addition, under the terms of our EIP and our equity compensation plans, awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances. Our equity plans provide for “double-trigger” vesting provisions in the event of a change in control. As a result, if awards are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will only vest if within one year after the effective date of the change in control, the participant’s employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. The compensation that Named Executive Officers could receive if a change in control occurs is intended to enable them to objectively evaluate whether a potential change in control is in the best interest of us and our shareholders. Estimated value that the Named Executive Officers could receive from our change in control provisions can be found in “Potential Payments Upon Termination or Change in Control” on page 57.

Consideration of Tax Consequences when Making Compensation Decisions

Section 162(m) generally disallows a tax deduction to public companies such as Micron for annual compensation over $1,000,000 per person paid to our Named Executive Officers and certain other current or former executive officers. Prior to fiscal 2019, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The key components of our long-term incentives in the form of stock option grants and performance-based restricted stock unit awards were designed to comply with these requirements. Awards under the EIP also generally were designed to comply with the statute. A number of requirements must be met for particular compensation to qualify, however, there can be no assurance that such compensation will be fully deductible under all circumstances. Although the Compensation Committee considers the deductibility of compensation under Section 162(m), it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in our and our shareholders’ best interests.

Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers. The Compensation Committee believes that officers will more effectively manage a company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for our CEO is to hold shares with a value equal to five times his base salary. Messrs. Zinsner, Bhatia, DeBoer, and Sadana are required to hold shares with a value equal to three times their base salary. Executive officers are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the Ownership Guidelines annually and monitors each covered executive’s progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon executive officers if the stock ownership guidelines are not met. All our executive officers are in compliance with the guidelines.

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The following table shows compliance with the guidelines as of the Record Date:

Executive Officer	Guideline Multiplier	Guideline Amount(1)	Compliance with Guideline

Sanjay Mehrotra	5	$7,090,000	Yes
David A. Zinsner	3	2,144,880	Yes
Manish Bhatia	3	2,189,250	Yes
Scott J. DeBoer	3	1,874,250	Yes
Sumit Sadana	3	2,346,750	Yes
(1)Based on salary amounts as of the Record Date.

Please see page 23 for information on stock ownership guidelines for our directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Richard M. Beyer Robert E. Switz MaryAnn Wright

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or an officer or employee of any of our subsidiaries during fiscal 2021. During fiscal 2021, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

FISCAL 2021 SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our Named Executive Officers in fiscal 2021, 2020, and 2019.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Sanjay Mehrotra	2021	$1,350,000	$18,499,995	$—	$4,800,600	$666,114	$25,316,709
President and Chief	2020	1,369,039	14,999,989	—	3,591,001	35,459	19,995,488
Executive Officer	2019	1,286,154	11,999,963	—	3,640,000	18,634	16,944,751
David A. Zinsner	2021	662,000	4,999,957	—	1,177,036	14,500	6,853,493
Executive Vice President and	2020	670,992	4,000,021	—	880,461	17,531	5,569,005
Chief Financial Officer	2019	632,923	3,000,019	—	666,750	14,000	4,313,692
Manish Bhatia	2021	695,000	5,999,969	—	1,235,710	622,194	8,552,873
Executive Vice President,	2020	704,211	5,000,012	—	924,351	583,785	7,212,359
Global Operations	2019	660,846	3,800,003	—	931,000	594,806	5,986,655
Scott J. DeBoer	2021	595,000	4,999,957	—	1,057,910	15,700	6,668,567
Executive Vice President,	2020	601,596	3,750,026	—	791,351	16,887	5,159,860
Technology and Products	2019	554,462	3,000,019	—	784,000	15,662	4,354,143
Sumit Sadana	2021	745,000	6,500,005	—	1,457,071	14,500	8,716,576
Executive Vice President	2020	755,173	5,500,013	—	1,089,936	14,250	7,359,372
and Chief Business Officer	2019	709,462	4,399,958	—	1,101,100	14,000	6,224,520

(1)Our fiscal year is the 52 or 53-week period ending on the Thursday closest to August 31. Fiscal 2020 contained 53 weeks and fiscal 2021 and 2019 each contained 52 weeks. The amounts shown for salary for 2020 include an additional week as compared to 2021 and 2019 in accordance with our fiscal calendar.

(2)The grant-date fair values for the stock awards are based on the closing price on the last market-trading day prior to the date of grant. The grant date fair value of the performance-based awards granted in fiscal 2021, 2020, and 2019 was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer, which was the assumed probable outcome as of the grant date, by (ii) either (a) the closing price of our Common Stock on the last market-trading day prior to the date of grant; or (b) the fair value per share as calculated by the use of a Monte-Carlo simulation, which represents the most likely value if the award had a market condition performance goal. Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for performance-based restricted stock unit awards granted in fiscal 2021, 2020, and 2019 also provide for achievement of up to 200% of the target amount (“maximum”). The table below presents the aggregate grant-date fair value of stock awards for the periods presented assuming achievement at the maximum level for such performance-based awards. Grant date fair values for both the target and maximum levels are consistent with the amounts used to determine compensation cost under Accounting Standards Codification 718.

	2021			2020			2019
Executive Officer	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards

Sanjay Mehrotra	$9,249,995	$16,927,511	$26,177,506	$7,499,991	$13,561,648	$21,061,639	$6,000,001	$10,499,942	$16,499,943
David A. Zinsner	2,499,976	4,574,983	7,074,959	2,000,010	3,616,464	5,616,474	1,499,979	2,625,056	4,125,035
Manish Bhatia	3,000,002	5,489,918	8,489,920	2,500,013	4,520,545	7,020,558	1,900,008	3,324,990	5,224,998
Scott J. DeBoer	2,499,976	4,574,983	7,074,959	1,874,986	3,390,485	5,265,471	1,499,979	2,625,056	4,125,035
Sumit Sadana	3,249,990	5,947,520	9,197,510	2,750,014	4,972,609	7,722,623	2,199,986	3,849,962	6,049,948
50 | 2021 Proxy Statement

(3)Amounts shown for each of the Named Executive Officers were paid pursuant to the EIP and relate to the achievement of certain performance milestones.

(4)Includes matching contributions paid by us pursuant to our 401(k) plan. For fiscal 2021, $14,500 was contributed for each of Messrs. Mehrotra, Zinsner, Bhatia, DeBoer, and Sadana. Includes matching contributions paid by us pursuant to our Health Savings Account in fiscal 2021 for Mr. DeBoer in the amount of $1,200. The amounts for Mr. Bhatia include payments related to his overseas assignment in Singapore, including any tax equalization payments. Employees who participate in our expatriate programs are responsible for substantially the same income tax liability as they would have been had they worked exclusively in the United States. Each expatriate employee is responsible for a hypothetical U.S. income tax liability based on an estimate of their anticipated U.S. income tax liability on their stay-at-home income, and we are responsible for income tax liabilities associated with the assignment or host country taxes, as applicable, and any additional taxes attributed to the international assignment. To the extent that tax years differ from the fiscal year in which the compensation was earned that gave rise to the expatriates’ income tax liability, or in the case that we have not reached the end of the tax year, the amount of tax equalization has been estimated. We estimate that Mr. Bhatia received or will receive no net benefit from tax equalization in 2021, 2020, and 2019 because his hypothetical U.S. tax exceeded his actual and/or estimated global (U.S. and international) taxes in each year.

All Other Compensation for fiscal 2021 also includes the following for the Named Executive Officers mentioned below:

•Amount for Mr. Mehrotra includes $566,186 for personal security arrangements. While we do not consider personal security measures to be a personal benefit, but instead appropriate expenses for the benefit of the Company that arise out of our executive’s employment responsibilities and that are necessary to his job performance and to ensure the safety of Mr. Mehrotra and his family, amounts represent payments for personal security arrangements. In determining to authorize these non-standard arrangements and expenses, the Board evaluated the need to respond to specific incidents and threats, and has reviewed recommendations from a leading security firm. In addition, the Board has an annual process for oversight of the nature and cost of security measures and will discontinue, adjust, or enhance security as appropriate.

Additionally, amount for Mr. Mehrotra includes $64,228 for the use of Company aircraft for personal travel, $16,397 for commuting expense, $1,059 for a reimbursement of federal, state, and other income taxes from imputed income related to his commuting expenses, and $3,744 in membership dues and other miscellaneous amounts.

•Amount for Mr. Bhatia includes $108,985 for cash-payment allowances to Mr. Bhatia associated with his expatriate assignment, $288,936 in housing expenses, $147,911 in automobile expenses, and $61,464 in miscellaneous expense. Additionally, amount for Mr. Bhatia includes $398 in membership dues and other miscellaneous amounts.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021

The table below sets forth the plan-based award grants to our Named Executive Officers in fiscal 2021.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock (or Units)(4)
		Threshold	Target	Max	Threshold	Target	Max

Sanjay Mehrotra	NA	$1,350,000	$2,700,000	$5,400,000
	10/16/20				37,620	164,285	328,570		$9,250,000
	10/16/20							178,090	9,249,995
David A. Zinsner	NA	331,000	662,000	1,324,000
	10/16/20				10,168	44,401	88,802		2,499,980
	10/16/20							48,132	2,499,976
Manish Bhatia	NA	347,500	695,000	1,390,000
	10/16/20				12,201	53,281	106,562		2,999,966
	10/16/20							57,759	3,000,002
Scott J. DeBoer	NA	297,500	595,000	1,190,000
	10/16/20				10,168	44,401	88,802		2,499,980
	10/16/20							48,132	2,499,976
Sumit Sadana	NA	409,750	819,500	1,639,000
	10/16/20				13,218	57,722	115,444		3,250,016
	10/16/20							62,572	3,249,990

(1)Represents estimated payouts for fiscal 2021 under the EIP. Payment of bonuses under the EIP is dependent upon meeting specified performance goals. A description of the performance milestones associated with such bonuses is included in the “Compensation Discussion and Analysis.”
(2)Represents restricted stock units awarded in fiscal 2021 under the 2007 Plan with performance-based and market-based restrictions. The threshold amounts shown relate solely to the 2021 TSR PRSU Awards. For the 2021 High-Value Solutions PRSU Awards, achievement at the relevant threshold level results in no payout. For all PRSU awards, achievement between the threshold level and the maximum level is paid out based on interpolation between performance levels. Information related to the performance-based and market-based restrictions associated with these shares is contained in “Compensation Discussion and Analysis.”
(3)Represents restricted stock awarded in fiscal 2021 under the 2007 Plan with time-based restrictions. Time-based restrictions on these awards lapse in three equal installments over a three-year period from the date of the award.
(4)The value shown is based on the fair value as of the date of grant and was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer by (ii) either (a) the closing price of our Common Stock on the last market-trading day prior to the date of grant; or (b) the fair value per share as calculated by the use of a Monte-Carlo simulation, which represents the most likely value if the award had a market condition performance goal.
Plan Information

The purpose of the 2007 Plan is to promote our success by linking the personal interests of our employees and officers to those of our shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2007 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, and dividend equivalent rights. We have issued options, restricted stock, restricted stock units, and dividend equivalent rights under the 2007 Plan. Options granted under the 2007 Plan have an exercise price equal to the fair market value (as defined by the 2007 Plan) on the date of grant and, since March 2014, a
52 | 2021 Proxy Statement

term of eight years. For purposes of share counting, each restricted stock unit or share of restricted stock issued under the 2007 Plan reduces the number of shares available for issuance by two.

Historically, we have provided annual bonuses to our executive officers pursuant to the EIP. As discussed above, in October 2021, the Compensation Committee reviewed the goals established under the EIP for fiscal 2021 and certified achievement of results.

Lapsing of Restrictions Associated with Restricted Stock and Restricted Stock Unit Awards

The restrictions associated with the restricted stock and restricted stock units granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions lapse in three equal installments over a three-year period. The restrictions associated with performance-based awards are described below.

Issuance and Vesting of Performance-based Awards

Restricted Stock Units

Our executive officers received awards related to two performance goals: a high value solutions metric and a company valuation metric. Please see “Fiscal 2021 Executive Compensation – Fiscal 2021 Long-Term Equity Incentives” section of the “Compensation Discussion and Analysis.” The number of shares that will be received at the end of the three years varies between 0% and 200% of the targeted share amount and is dependent upon the level of achievement. All threshold, target, and maximum amounts require significant execution and effort with no assurance of achievement guaranteed. In the absence of at least the threshold targets being achieved, the restrictions will not lapse and the shares will be forfeited.

Cash Awards

Bonuses were paid to the Named Executive Officers in fiscal 2021 as a result of achievement of certain goals. Please see the “Fiscal 2021 Executive Compensation – Fiscal 2021 Short-Term Incentive Awards” section of the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS
AT 2021 FISCAL YEAR-END

The following table provides information with respect to outstanding stock options, restricted stock, and restricted stock units held as of September 2, 2021, by our Named Executive Officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Exercisable (#)	Unexercisable (#)				Number (#)		Market Value($)(1)

Sanjay Mehrotra	571,976	—		$28.20	5/8/2025	47,237	(2)	$3,495,066	18,989	(3)	$1,404,996
	105,231	35,077	(4)	41.56	10/24/2025	107,619	(5)	7,962,730	66,213	(6)	4,899,100
						178,090	(7)	13,176,879	26,586	(8)	1,967,098
									270,229	(9)	19,994,244
									7,157	(10)	529,546
									89,045	(11)	6,588,440
									75,240	(12)	5,567,008
David A. Zinsner	8,050	27,168	(13)	44.21	2/19/2026	12,017	(14)	889,138	4,747	(3)	351,231
						11,809	(2)	873,748	16,554	(6)	1,224,830
						28,699	(5)	2,123,439	6,647	(8)	491,812
						48,132	(7)	3,561,287	72,176	(9)	5,340,302
									1,912	(10)	141,469
									24,066	(11)	1,780,643
									20,335	(12)	1,504,587
Manish Bhatia	39,987	13,330	(4)	41.56	10/24/2025	15,471	(2)	1,144,699	6,013	(3)	444,902
						14,958	(2)	1,106,742	20,967	(6)	1,551,348
						35,873	(5)	2,654,243	8,419	(8)	622,922
						57,759	(7)	4,273,588	90,655	(9)	6,707,563
									2,400	(10)	177,576
									28,879	(11)	2,136,757
									24,402	(12)	1,805,504
Scott J. DeBoer	—	8,770	(4)	41.56	10/24/2025	11,809	(2)	873,748	4,747	(3)	351,231
						26,905	(5)	1,990,701	16,554	(6)	1,224,830
						48,132	(7)	3,561,287	6,647	(8)	491,812
									67,667	(9)	5,006,681
									1,792	(10)	132,590
									24,066	(11)	1,780,643
									20,335	(12)	1,504,587
Sumit Sadana	—	14,031	(4)	41.56	10/24/2025	17,320	(2)	1,281,507	6,962	(3)	515,118
						39,461	(5)	2,919,719	24,278	(6)	1,796,329
						62,572	(7)	4,629,702	9,748	(8)	721,255
									98,970	(9)	7,322,790
									2,622	(10)	194,002
									31,286	(11)	2,314,851
									26,436	(12)	1,956,000

54 | 2021 Proxy Statement

(1)Calculated by multiplying the number of shares of restricted stock or restricted stock units by $73.99, the closing price of our Common Stock on September 2, 2021.
(2)Restrictions on shares lapsed on October 16, 2021.
(3)Represents the banked number of restricted stock units. Performance-based restrictions on stock units lapsed in October 2021 based on the achievement of a free cash flow goal through fiscal 2021.
(4)Options vested on October 24, 2021.
(5)Restrictions on shares lapsed or will lapse, as applicable, in equal installments on October 16, 2021 and October 16, 2022.
(6)Represents the banked number of restricted stock units. Performance-based restrictions on stock units lapsed in October 2021 based on the achievement of a high value solutions sales goal through fiscal 2020.
(7)Restrictions on shares lapsed or will lapse, as applicable, in equal installments on October 16, 2021, October 16, 2022, and October 16, 2023.
(8)Represents the banked number of restricted stock units. Performance-based restrictions on stock units lapsed in October 2021 based on the achievement of a company valuation goal through fiscal 2019.
(9)Represents the banked number of restricted stock units. Performance-based restrictions on stock units lapsed or will lapse, as applicable, in October 2021 and October 2022 based on the achievement of a high value solutions sales goal through fiscal 2020.
(10)Represents the banked number of restricted stock units. Performance-based restrictions on stock units lapsed or will lapse, as applicable, in October 2021 and October 2022 based on the achievement of an rTSR goal through fiscal 2021.
(11)Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse in October 2022 and October 2023 based on the achievement of a high value solutions sales goal through fiscal 2022 and 2023.
(12)Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse in October 2022 and October 2023 based on the achievement of a rTSR goal through fiscal 2022 and 2023.
(13)Options vest on February 19, 2022.
(14)Restrictions on shares lapse on February 19, 2022.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2021

The following table sets forth information related to the number of options and restricted awards held by each of the Named Executive Officers that were exercised or vested in fiscal 2021 and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)

Sanjay Mehrotra	—	—	448,662	$29,223,664
David A. Zinsner	73,451	$2,685,147	103,167	6,785,728
Manish Bhatia	—	—	144,007	8,737,054
Scott J. DeBoer	75,267	3,528,328	109,885	6,664,569
Sumit Sadana	100,177	4,454,410	149,543	9,337,633

(1)Calculated as the aggregate value of the number of options exercised multiplied by the difference between the fair market value per share at the time of the exercise and the exercise price of the option.
(2)Includes performance-based restricted units vested in October 2021 based on performance completed by the end of fiscal 2021 and performance-based restricted units for which time-based restrictions lapsed in fiscal 2021 but for which the performance condition had been met in prior years. Excludes performance-based restricted units vested in October 2020 based on performance completed by the end of fiscal 2020 and performance-based restricted units with time-based restrictions that had met the performance-based condition but for which the time-based restriction had not lapsed by the end of fiscal 2021.
(3)Value calculated by multiplying number of shares by the market value per share on the vesting date.

2021 NONQUALIFIED DEFERRED COMPENSATION

Mr. Mehrotra is the only Named Executive Officer who has participated in the Micron Technology, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) through the end of fiscal 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
					$6,234,092
Sanjay Mehrotra	$2,444,539	$—	$1,559,326	$(877,781)	$6,234,092

(1)$649,039 included in the Summary Compensation table in the “Salary” column and $1,795,500 included in the “Non-Equity Incentive Plan Compensation” column for fiscal 2021.
(2)Balance as of the beginning of fiscal 2021 was $3,108,008.
Summary of Material Terms of Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified deferred compensation plan under which designated eligible participants may elect to defer compensation. Eligible participants include a select group of management and other employees of the Company that meet certain compensation requirements, including each of the Company’s Named Executive Officers. Pursuant to the Deferred Compensation Plan and subject to applicable tax laws, participants may elect to defer up to 75% of their base salary and up to 100% of their bonus compensation. The Company may, in its sole discretion, provide matching and/or discretionary contributions to the Deferred Compensation Plan. Participants will be 100% vested at all times in their deferral accounts; provided, however, that matching and/or discretionary contributions by the Company, if any, may be subject to a vesting schedule as provided by the Company. Participants may elect to receive payment of their account balances upon a fixed date, or their separation
56 | 2021 Proxy Statement

from service with the Company, or the earlier of a fixed date or their separation from service. Participants may elect to receive payment of their account balances in a single sum cash payment or in substantially equal annual cash installments over not less than two years and not more than ten years. Account balances will become payable immediately in a single sum cash payment upon a participant’s death or disability, or upon a change in control. Account balances under the Deferred Compensation Plan earn or lose value based on the investment performance of one or more of the various investment funds offered under the Deferred Compensation Plan and selected by the participants. Compensation deferred under the Deferred Compensation Plan represents an unsecured obligation of the Company. Amounts deferred under the Deferred Compensation Plan are held in a separate rabbi trust established to pay Plan benefits.

CHIEF EXECUTIVE OFFICER PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

•The annual total compensation of our median employee, excluding our Chief Executive Officer, for fiscal 2021 was $64,827.
•The annual total compensation of our Chief Executive Officer for fiscal 2021 was $25,316,709.
•The ratio of the annual total compensation of our Chief Executive Officer to that of our median employee for fiscal 2021 was estimated to be 391 to 1.

The median employee generally is the employee whose annual total compensation is at the midpoint of our employees, ranked in order of their compensation amounts. As permitted by the SEC rules, we used base salary, bonuses, and grant date fair value of equity awards granted to employees in fiscal 2021, as reported in our payroll data, to identify our median employee. When calculating our median compensation for fiscal 2021, we utilized our global employee population and exchange rates as of September 2, 2021. As of September 2, 2021, our employee population was approximately 43,000. This includes all regular, part-time, and temporary employees. No exclusions were made for countries, employee types, or acquisitions.

The Median Compensation Employee for fiscal 2021 was an Equipment Engineer in Taiwan. We determined actual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K and in the same manner as our Chief Executive Officer in the Summary Compensation Table using the daily average New Taiwan dollar exchange rates for compensation paid to the Median Compensation Employee during fiscal 2021. We compared this value to the annual total compensation of our Chief Executive Officer for purposes of the ratio set forth above. We did not make any cost of living adjustments.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Based on the above, the ratio shown above of the annual total compensation of our Chief Executive Officer to the annual total compensation of the Median Compensation Employee for fiscal 2021 is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Executive Agreement and NEO Severance Agreements and in the event of a change in control as described in the “Severance and Change in Control Arrangements” section of the “Compensation Discussion and

Analysis.” The amounts listed for the Named Executive Officers are estimated amounts that were calculated as if a change in control occurred on September 2, 2021, or the Named Executive Officers separated from service on September 2, 2021, the last day of fiscal 2021.

Potential Payment upon Termination without Change in Control

All the Named Executive Officers have severance agreements. Payments and benefits upon termination for Messrs. Mehrotra, Zinsner, Bhatia, and Sadana are payable only if their employment with the Company terminates as a result of death or disability, the Company terminates their employment without cause, or they resign for good reason.

The “Salary” portion of severance payments is paid on our regular bi-weekly payroll schedule during the officer’s one-year Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code (“Section 409A”). If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the Named Executive Officer’s separation from service. The remaining payments would then be paid according to our regular payroll schedule.

The “Bonus” portion of the severance payments is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during our first fiscal quarter. Mr. Mehrotra also would receive a bonus of two times his target annual bonus under the EIP for the year of termination paid on the anniversary of his termination.

The “Cash in Lieu of Benefits” portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as our employee and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee. This monthly amount is multiplied by the number of months in the Named Executive Officer’s Transition Period and is grossed-up for taxes, with the exception of Mr. Mehrotra, who would receive two times the monthly amount. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. We do not use the Named Executive Officer’s actual tax rate for these calculations. The “Cash in Lieu of Benefits” payment is made within 30 days after the Named Executive Officer’s separation from service, subject to the possibility of a six-month delay that may be required by Section 409A. If Section 409A imposes a six-month delay, the payment would be made to the Named Executive Officer on the first day of the seventh month following the officer’s separation from service.

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Extended Option Vesting and Exercise Term (4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Performance -Based Stock Awards(6)	Total

Sanjay Mehrotra	$2,700,000	$10,000,000	$390,263	$1,256,904	$11,868,662	$18,533,015	$44,748,844
David A. Zinsner	662,000	1,177,036	91,747	865,358	4,011,664	4,808,758	11,616,563
Manish Bhatia	695,000	1,235,710	59,695	475,025	5,003,056	6,061,705	13,530,191
Scott J. DeBoer	595,000	1,057,910	97,891	291,662	3,056,157	4,637,471	9,736,091
Sumit Sadana	745,000	1,457,071	89,052	466,618	4,284,539	6,791,098	13,833,378

(1)Represents one year of the Named Executive Officer’s salary as of September 2, 2021, except for Mr. Mehrotra, which represents two years of salary as of September 2, 2021.
(2)Represents the actual EIP bonus paid for fiscal 2021, except for Mr. Mehrotra, which also includes two times his target annual bonus, subject to the maximum award limit imposed by the EIP.
(3)Represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those received while an employee, except for Mr. Mehrotra, which represents twice the amount. The amount listed includes a gross-up calculation for the tax impact of the payment.
58 | 2021 Proxy Statement

(4)Represents the total value of stock options that are exercisable as of September 2, 2021 and that are expected to vest during the Named Executive Officer’s Transition Period. The fair value of each option award is estimated as of September 2, 2021 using the Black-Scholes option valuation model. The expected volatilities utilized are based on implied volatility from traded options on our stock. The expected lives are based on the shorter of the length of the Transition Period plus thirty days or the remaining life of the option. The risk-free interest rates utilized are based on the U.S. Treasury yield as of September 2, 2021.
(5)Represents the value resulting from the additional vesting of restricted shares during the Named Executive Officer’s Transition Period. The amount shown is calculated as the number of additional shares that would vest during the Transition Period multiplied by $73.99, our closing stock price on September 2, 2021.
(6)Represents the value resulting from the vesting of performance based restricted awards during the Named Executive Officer’s Transition Period. The amount shown is calculated as the number of additional shares that would vest during the Transition Period multiplied by $73.99, our closing stock price on September 2, 2021.
Potential Payment under Termination with Change in Control

A change in control is generally defined as a change in the majority of the members of the Board of Directors within a specified time period or the acquisition of 35% or more of our outstanding Common Stock.

Our equity plans, grant agreements, and EIP have change in control provisions, including “double-trigger” vesting provisions in the event of a change in control. As a result, if awards are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will only vest if within one year after the effective date of the change in control, the participant’s employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. For equity awards, the impact of a change in control differs for outstanding time-based and performance-based awards. Outstanding time-based awards would automatically become fully vested or the applicable restrictions would lapse upon occurrence of the double-trigger event. For our Named Executive Officers, upon the occurrence of a double-trigger event, outstanding performance-based awards are treated as if all required performance goals were satisfied at the target level, and the awards vested, on the date of the double-trigger event, except that if applicable performance goals have been exceeded, or the applicable performance period has been completed, at the time of a double-trigger event, performance-based awards will be treated as if relevant performance goals were satisfied at the actual level instead of the target level, subject to any applicable caps.

Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control.

We do not have separate change in control agreements for our Named Executive Officers. The Severance Agreements for Messrs. Mehrotra, Zinsner, Bhatia, and Sadana provide for transitional benefits for change in control separation. Change in control separation means a qualifying separation from service that occurs on or within 12 months following a change in control. In the event of a change in control separation, the payments for “Salary,” “Bonus,” and “Cash in Lieu of Benefit” are paid in a lump sum within 60 days from the date of separation, subject to the possibility of a six-month delay that may be required by Section 409A. All outstanding time-based and performance-based awards would become fully vested.

The compensation that executive officers could receive if a change in control occurs is intended to enable them to objectively evaluate whether a potential change in control is in the best interest of us and our shareholders.

The following table sets forth the estimated benefits payable to the Named Executive Officers pursuant to change in control agreements or provisions, assuming a change in control separation occurred on September 2, 2021.

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Options(4)	Value of Stock Awards(5)	Total

Sanjay Mehrotra	$2,700,000	$10,000,000	$390,263	$1,137,547	$65,585,106	$79,812,916
David A. Zinsner	993,000	1,177,036	137,621	809,063	18,282,485	21,399,205
Manish Bhatia	1,042,500	1,235,710	89,543	432,292	22,625,846	25,425,891
Scott J. DeBoer	595,000	1,057,910	97,891	284,411	12,939,914	14,975,126
Sumit Sadana	1,117,500	1,457,071	133,579	455,025	23,651,273	26,814,448

(1)Represents one and a half years of the Named Executive Officer’s salary as of September 2, 2021, except for Mr. Mehrotra, which represents two years of his salary as of September 2, 2021, and for Mr. DeBoer, which represents one year of his salary. Mr. DeBoer’s severance agreement does not provide for additional benefits upon separation due to a change in control.
(2)Represents the actual EIP bonus paid for fiscal 2021, except for Mr. Mehrotra, which also includes two times his target annual bonus, subject to the maximum award limit imposed by the EIP.
(3)Represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase 18 months of benefits similar to those received while an employee, except for Mr. Mehrotra, which represents 24 months of such benefits, and Mr. DeBoer, which represents 12 months of such benefits. Mr. DeBoer’s severance agreement does not provide for additional benefits upon separation due to a change in control. The amount listed includes a gross-up calculation for the tax impact of the payment.
(4)All outstanding unvested options are time-based equity awards and would have fully vested on September 2, 2021. Amount shown is calculated as the excess of $73.99, the closing price of our stock on September 2, 2021, over the exercise price of the options that would have been subject to accelerated vesting due to a change in control.
(5)All outstanding time-based and performance-based restricted stock awards would have fully vested at target or actual achievement level on September 2, 2021, except for Mr. DeBoer, whose separation agreement does not include a change in control provision. Mr. DeBoer’s fiscal 2020 and 2021 performance-based restricted stock awards each have a performance period of three years, and two-thirds of his fiscal 2020 and one-third of his fiscal 2021 performance-based awards would have vested on September 2, 2021. The amount shown is calculated as the number of shares upon which restrictions would lapse, multiplied by $73.99, the closing price of our Common Stock on September 2, 2021.

60 | 2021 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 2, 2021 regarding shares of Common Stock that may be issued pursuant to our equity compensation plans:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders(2)	23,292,704	$28.98	100,552,614	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	1,238,362	27.05	3,247,862	(5)
Totals(6)	24,531,066	28.32	103,800,476

(1)Excludes restricted stock that converts to shares of Common Stock for no consideration and excludes ESPP shares for which the exercise price will not be fixed until the purchase date.
(2)Includes shares issuable or available pursuant to our 2004 Equity Incentive Plan (the “2004 Plan”), 2007 Plan, and Employee Stock Purchase Plan (the “ESPP”). The 2004 Plan and the 2007 Plan provide for a maximum term for options and Stock Appreciation Rights (“SARs”) of eight years. The 2004 Plan and 2007 Plan are our only plans that permit granting of awards other than stock options. The 2004 Plan and the 2007 Plan provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of our equity plans contain provisions that are commonly known as “liberal share counting provisions” or permit the grant of discounted options or SARs.
(3)If issuing full-value awards, the number of available shares is 61,591,928. The 2004 Plan and 2007 Plan permit granting options and full-value awards.
(4)Includes shares issuable or available pursuant to our Nonstatutory Stock Option Plan (the “NSOP”). Options granted under the NSOP have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under this plan are determined by the administrators of the plan or our Board of Directors. Executive officers and directors do not participate in the NSOP.
(5)None of these shares are available to grant as full-value awards.
(6)The following table contains further information as to awards outstanding and available for issuance under each of our equity plans:

Equity Plan	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))

Plans Approved by Shareholders
2004 Plan	6,912,728	(1)	1,709,730
2007 Plan	14,583,231	(2)	76,211,642
ESPP	1,796,745		22,631,242
Approved Plan Total	23,292,704		100,552,614

Plans Not Approved by Shareholders
NSOP	1,238,362		3,247,862
Not Approved Plan Total	1,238,362		3,247,862
Grand Total	24,531,066		103,800,476
(1)Includes 5,700,897 restricted stock units and excludes 425,496 shares of restricted stock.
(2)Includes 13,437,796 restricted stock units and excludes 516,575 shares of restricted stock.

AUDIT COMMITTEE MATTERS

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP (“PwC”) as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the fiscal year ending September 1, 2022. PwC has been our Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC’s appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as our Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.
Fees Paid

Fees charged for services performed by PwC for fiscal 2021 and 2020 were as follows:

	2021	2020
	(amounts in millions)

Audit fees(1)	$7.8	$7.7
Audit-related fees(2)	0.1	0.3
Tax fees(3)	2.0	2.2
All other fees(4)	—	—
	$9.9	$10.2

(1)Includes fees related to the audit of our financial statements, fees for services provided in connection with statutory and regulatory filings, and fees for attestation services related to our securities offerings and internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)Primarily reflects fees for services in connection with government grant certifications.
(3)Primarily reflects fees for services in connection with tax planning, tax consulting, and tax compliance.
(4)Reflects fees for services not included in the categories above, including services related to other regulatory reporting requirements.

PRE-APPROVAL POLICY

The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to us by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. In fiscal 2021 and 2020, all audit, non-audit, tax services, and all other fees for services provided by PwC were approved by the Audit Committee in advance of services being provided.
62 | 2021 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report has been prepared by members of the Audit Committee of the Board of Directors. The Board of Directors determined that each Audit Committee member qualified as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the Audit Committee, each member satisfied the independence requirements of applicable federal laws and the Listing Rules of Nasdaq.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of our financial statements, (ii) the adequacy of our internal controls and procedures, (iii) the performance of our internal audit function, (iv) the qualifications, performance, and independence of our Independent Registered Public Accounting Firm, and (v) our compliance with legal and regulatory requirements.

The Audit Committee has reviewed and discussed our audited financial statements with our management, which has primary responsibility for such financial statements. PwC, our Independent Registered Public Accounting Firm for fiscal 2021, has expressed in our Annual Report on Form 10-K its opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. PwC has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee and PwC also discussed PwC’s independence, including the non-audit services PwC provided to us as described above, and concluded that PwC was independent for fiscal 2021.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they include our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2021, appointed PwC as our Independent Registered Public Accounting Firm for the fiscal year ending September 1, 2022, and approved and authorized PwC to carry out and perform certain specified non-audit services for us in fiscal 2022.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing our consolidated financial statements and for the reporting process in general and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of our consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Lynn A. Dugle Steven J. Gomo Mary Pat McCarthy

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth security beneficial ownership information of our Common Stock as of the Record Date, based on the most current information provided to us by the beneficial owners, available to us from our own records or provided in SEC filings made by the beneficial owners, for (i) persons known by us to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the “Summary Compensation Table” set forth herein, and (iv) all directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)

The Vanguard Group, Inc.(4)	87,622,245	—	87,622,245	7.8%
BlackRock, Inc.(5)	84,264,547	—	84,264,547	7.5%
Richard M. Beyer	94,921	—	94,921	*
Manish Bhatia	310,206	53,317	363,523	*
Scott J. DeBoer	201,587	—	201,587	*
Lynn A. Dugle	9,327	—	9,327	*
Steven J. Gomo	19,100	—	19,100	*
Linnie Haynesworth	5,308	—	5,308	*
Mary Pat McCarthy	19,100	—	19,100	*
Sanjay Mehrotra(6)	911,590	712,284	1,623,874	*
Sumit Sadana (7)	200,899	14,031	214,930	*
Robert E. Switz	65,103	—	65,103	*
MaryAnn Wright	15,009	—	15,009	*
David A. Zinsner(8)	223,164	—	223,164	*
All directors and executive officers as a group (16 persons)	2,617,073	923,802	3,540,875	*

*    Represents less than 1% of shares outstanding
(1)Includes unvested shares of restricted stock and excludes shares that may be acquired through the exercise of outstanding stock options.
(2)Represents shares that an individual has a right to acquire within 60 days of the Record Date.
(3)For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.
(4)As of December 31, 2020, The Vanguard Group, Inc. (“Vanguard”) had sole dispositive power as to 82,778,144 shares, shared voting power as to 1,796,238 shares, and shared dispositive power as to 4,844,101 shares. This information was taken from Schedule 13G filed on February 10, 2021. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.
(5)As of December 31, 2020, BlackRock, Inc. had sole voting power as to 73,893,123 shares and sole dispositive power as to 84,264,547 shares. This information was taken from Schedule 13G filed on February 5, 2021. BlackRock’s business address is 55 East 52nd Street, New York, NY 10055.
(6)Includes 61,854 shares held by the Sangeeta Mehrotra 2020 Grantor Retained Annuity Trust II, 28,500 shares held by the Sangeeta Mehrotra 2021 Grantor Retained Annuity Trust II, and 170,000 shares held by the Sangeeta Mehrotra 2021 Grantor Retained Annuity Trust V.
(7)Includes 33,000 shares held by the S. Sadana and S. Sadana Trustee Sadana Living Trust held with spouse.
(8)Includes 96,206 shares held by the DZHS Community Property Trust.
64 | 2021 Proxy Statement

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 13, 2022. The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

As permitted by rules recently adopted by the SEC, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

We incorporate by reference in this Proxy Statement the “Equity Plans” note to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021. The Annual Report on Form 10-K for fiscal 2021 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for fiscal 2021 may be obtained without charge by sending a written request to: Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716-9632. Our Annual Report on Form 10-K also is available in the “Investor Relations” section of our website at www.micron.com.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We are allowed and intend to deliver only one copy of the Notice regarding the Internet availability of proxy materials or one set of printed proxy materials (i.e., our 2021 Annual Report on Form 10-K and Proxy Statement) to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver only one such notice or set of materials, so long as we have not received contrary instructions from such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and our costs of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one copy of the Notice of Internet availability or of this Proxy Statement and 2021 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2021 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716-9632 or corporatesecretary@micron.com or (208) 368-4000. Additionally, for registered shareholders to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact EQ Shareowner Services, Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0874 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents, including notices, by providing EQ Shareowner Services at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, we have been notified that certain banks, brokers, and other nominees will household our annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2021 Annual Report on Form 10-K by contacting your bank, broker, or other nominee.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “anticipate,” “expect,” “intend,” “pledge,” “committed,” “plans,” “opportunities,” “future,” “believe,” “target,” “on track,” “estimate,” “continue,” “likely,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Specific forward-looking statements include, but are not limited to, statements such as those made regarding our expected capital expenditures; growth of the amount of our quarterly dividend; our expected results for fiscal 2022; our DEI commitments; our Sustainability commitments, goals, and expected improvements; the outlook for the memory and storage market; expected timing of, and cost reductions from, new technology nodes; and estimated payments to our Named Executive Officers upon termination or change in control. Actual events or results could differ materially from those contained in the forward-looking statements. Please refer to the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in the forward-looking statements (see the “Risk Factors” section in our Form 10-K and any subsequent Form 10-Q). The forward-looking statements are based on information available to us as of the date hereof and are based on management’s current views and assumptions and should not be relied upon as representing our views as of any subsequent date. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless applicable law requires us to do so.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR FISCAL 2022 ANNUAL MEETING

Proposals by our shareholders which are intended to be presented at our Fiscal 2022 Annual Meeting of Shareholders, including proposals submitted pursuant to Exchange Act Rule 14a-8 as well as for director nominees, must be received by us at our principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, Attn.: Corporate Secretary, no later than August 4, 2022, and must also be in compliance with our Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable laws and regulations in order to be included in the proxy statement and proxy card relating to that meeting. Proposals which are received after August 4, 2022, will be untimely and will not be considered at the meeting.

December 2, 2021

THE BOARD OF DIRECTORS

66 | 2021 Proxy Statement

MICRON

BROADRIDGE FINANCIAL SOLUTIONS, INC.
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MU2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61542-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICRON TECHNOLOGY, INC.

The Board of Directors Unanimously Recommends a Vote FOR 1, 2, and 3.

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Richard M. Beyer	☐	☐	☐
1b. Lynn A. Dugle	☐	☐	☐
1c. Steven J. Gomo	☐	☐	☐
1d. Linnie Haynesworth	☐	☐	☐
1e. Mary Pat McCarthy	☐	☐	☐
1f. Sanjay Mehrotra	☐	☐	☐
1g. Robert E. Switz	☐	☐	☐
1h. MaryAnn Wright	☐	☐	☐

	For	**Against**	**Abstain**
2. PROPOSAL BY THE COMPANY TO APPROVE A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐
3. PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 1, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D61543-TBD

MICRON TECHNOLOGY, INC.
Annual Meeting of Shareholders
January 13, 2022 9:00 AM, Pacific Standard Time
This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of the Fiscal 2021 Annual Meeting of Shareholders and Proxy Statement and hereby appoints Sanjay Mehrotra and David A. Zinsner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Fiscal 2021 Annual Meeting of Shareholders of Micron Technology, Inc., to be held at 9:00 AM, PST on January 13, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/MU2021, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth, and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.**

Continued and to be signed on reverse side

Micron's Global Footprint

Europe
Bracknell, UK
Munich, Germany
Leuven, Belgium
Massy, France
Be'er Sheva, Israel
Eindhoven, Netherlands
Arzano, Italy
Avezzano, Italy
Vimercate, Italy
Espoo, Finland
China
Beijing
Shanghai
Shenzhen
Xi'an
South Korea
Seoul
Japan
Hashimoto
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Tokyo
United States
Allen, TX
Austin, TX
Boise, ID
Detroit, MI
Folsom, CA
Longmont, CO
Manassas, VA
Meridian, ID
Minneapolis, MN
San Jose, CA
Seattle, WA
Canada
Thornhill
India
Bengaluru
Hyderabad
Taiwan
Taichung
Taipei
Taoyuan
Malaysia
Muar
Penang
Singapore
Singapore

Micron's global footprint map highlights locations that include our manufacturing sites, customer labs and core design or sales offices. Not all Micron locations are represented on this map.

Vision

Mission

Be a global leader in memory and storage solutions.

Values

We strive to live the following core values with passion and unwavering integrity.

People
We care about each other.

Tenacity
Nothing shakes our resolve.

Innovation
We develop solutions that shape the world's future.

Collaboration
We work as one team.

Customer Focus
We win by knowing our customers.

More on Micron at micron.com

Sustainability

Micron is committed to sustainable practices and to our global community. To learn more about how we have done business with innovation and integrity for over 40 years, visit micron.com/sustainability.

Diversity, Equality and Inclusion

We believe our best innovation springs from our team members' diverse experiences, perspectives, and backgrounds. To learn more about how we're building a culture of inclusion, visit micron.com/DEI.

The information at the above websites is not part of or incorporated by reference into the Annual Report or Proxy Statement.

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